UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: JANUARY 31, 2008

STERLING GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-51263	20-4650531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

2101 Rosecrans, Suite 4240
El Segundo, California 90245

 (Address of Registrant’s Principal Executive Offices, including Zip Code)

(310) 414-2675

 (Registrant’s Telephone Number, including Area Code)

810 Jewel
Blackfoot, Idaho 83221

 (Former name or address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry into a Material Definitive Agreement

On January 31, 2008, Sterling Gold Corp. (the Registrant) consummated the transactions contemplated by the Share Exchange Agreement, dated January 16, 2008 (the Share Exchange Agreement) by and between the Registrant, iDcentrix, Inc., a Delaware corporation (iDcentrix), all the shareholders of iDcentrix and Francine Dubois as the shareholder representative (the Shareholder Representative)  under the Share Exchange Agreement. The Registrant’s consummation of the Share Exchange Agreement was contingent upon the approval of, and execution by, all the shareholders of iDcentrix, which approvals and executions were obtained on or prior to January 31, 2008.

Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix (iDcentrix Shares) were exchanged on a one-for-one basis (the Share Exchange) for common shares of the Registrant (Sterling Gold Shares). The Registrant issued 18,762,000 Sterling Gold Shares upon closing of the Share Exchange. The Sterling Gold Shares were issued to iDcentrix shareholders outside the United States pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the Securities Act), and to iDcentrix shareholders within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act. Securities were issued in Canada pursuant to applicable exemptions.

The acquisition will be accounted for as a reverse merger (recapitalization) with iDcentrix deemed to be the accounting acquirer and the Registrant deemed to be the legal acquirer.

Pursuant to and by virtue of the Share Exchange, iDcentrix assigned to, and the Registrant assumed, the 2007 Equity Participation Plan of iDcentrix (the iDcentrix Option Plan). At the Effective Time, as defined in the Share Exchange Agreement, any option to purchase iDcentrix Shares issued and outstanding immediately prior to the Closing Date (iDcentrix Option) was converted into and became rights with respect to Sterling Gold Shares, and the Registrant assumed each such iDcentrix Option in accordance with the terms (as in effect as of the date of the Share Exchange Agreement) of the iDcentrix Option Plan under which it was issued and the terms of the stock option agreement by which it is evidenced. From and after the Closing Date, (i) each iDcentrix Option assumed by the Registrant may be exercised solely for Sterling Gold Shares, (ii) the number of Sterling Gold Shares subject to each such iDcentrix Option will be equal to the number of iDcentrix Shares subject to such iDcentrix Option immediately prior to the Closing Date, (iii) the per share exercise price under each such iDcentrix Option will be equal to the per share exercise price immediately prior to the Closing Date, and (iv) any restriction on the exercise of any such iDcentrix Option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such iDcentrix Option will otherwise remain unchanged; the option exercise price, the number of Sterling Gold Shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in order to comply with Section 424(a) of the Code.

Following the Share Exchange, the Registrant has 32,242,000 Sterling Gold Shares issued and outstanding, 12,375,000 outstanding common share purchase warrants exercisable to acquire 6,187,500 Sterling Gold Shares (each two warrants being exercisable to acquire one Sterling Gold Share), and 1,000,000 outstanding options to purchase Sterling Gold Shares. Following the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Registrant, and the Registrant continued its existence as the surviving corporation, its business plan moving forward being that of iDcentrix.

The closing of the Share Exchange was subject to (i) iDcentrix executing a technology sub-license agreement (the Second Sub-license Agreement) with Fortress Paper Ltd. (Fortress Paper) on terms acceptable to iDcentrix; (ii) iDcentrix completing a private placement of up to 5,400,000 iDcentrix Shares for gross aggregate proceeds of up to Four Million and Fifty Thousand Dollars ($4,050,000.00) on a best efforts basis, of which 2,842,000 Common Shares of iDcentrix were sold for gross aggregate proceeds of $2,131,500 (the Private Placement); and (iii) Sterling Gold canceling Four Million Nine Hundred Thousand (4,900,000) shares of the issued and outstanding Sterling Gold Shares, currently held by the President of Sterling Gold (Sterling Gold President Shares).

The Second Sub-license Agreement grants iDcentrix exclusive rights in the United States and Mexico and certain non-exclusive rights world-wide (excluding Canada, Switzerland and Africa) to Landqart AG’s (Landqart) LQard® I and II identification card technology (LQard Technology). Fortress Paper granted these exclusive rights pursuant to its licensing agreement with Landqart, its wholly-owned subsidiary. iDcentrix also has a sub-license agreement with Fortress Paper regarding exclusive rights to the LQard Technology in Canada which was amended and restated concurrently with execution of the Second Sub-license Agreement (as so amended and restated, the First Sub-license Agreement). In exchange for rights to the LQard Technology granted to it in the Second Sub-license Agreement, iDcentrix issued to Fortress Paper Six Million Five Hundred Thousand (6,500,000) iDcentrix Shares (the Fortress Placement). The Second Sub-license Agreement closed simultaneously with the Share Exchange and the iDcentrix Shares issued to Fortress Paper under the Second Sub-license Agreement converted into Sterling Gold Shares pursuant to the Share Exchange Agreement. iDcentrix previously issued Three Million Five Hundred Thousand (3,500,000) iDcentrix Shares to Fortress Paper in connection with the original execution of the First Sub-license Agreement. Those shares also converted into Sterling Gold Shares pursuant to the Share Exchange Agreement. Thus, following the closing of the Share Exchange, Fortress Paper owns an aggregate of Ten Million (10,000,000) Sterling Gold Shares.

Pursuant to the Second Sub-license Agreement, iDcentrix and the Registrant entered into a Registration Rights Agreement with Fortress Paper (the Registration Rights Agreement), granting certain registration rights to Fortress Paper and under which the Registrant undertook to use commercially reasonable efforts to cause the Registrant to prepare and file resale registration statements with the Securities and Exchange Commission (the SEC) covering the Sterling Gold Shares held by Fortress Paper following the Share Exchange in accordance with the following schedule: 2,500,000 Sterling Gold Shares within 90 days of the Closing Date, 2,500,000 Sterling Gold Shares within 90 days after written notice following the first anniversary of the Closing Date, 2,500,000 Sterling Gold Shares within 90 days after receiving written notice following the second anniversary of the Closing Date and 2,500,000 Sterling Gold Shares within 90 days of receiving written notice following the third anniversary of Closing Date. In each case, the Registrant will use commercially reasonable efforts to cause such registration statements to become effective within 90 days of filing with the SEC. The Sterling Gold Shares issued pursuant to the Second Sub-license Agreement are subject to an escrow arrangement pursuant to which 4,875,000 Sterling Gold Shares have been placed in escrow as of the Closing Date and 812,500 Sterling Gold Shares shall be released from escrow on each of the dates which are 6, 12, 18, 24 and 30 months after the Closing Date, with the remaining shares to be released on the 36-month anniversary of the Closing Date.

As a condition to the Second Sub-license Agreement and the Share Exchange Agreement, iDcentrix closed the Private Placement prior to the closing of the Share Exchange. The Private Placement consisted of the offering of up to Five Million Four Hundred Thousand (5,400,000) iDcentrix Shares at a price of US$0.75 per iDcentrix Share on a best efforts basis. Pursuant to the Private Placement, iDcentrix issued 2,842,000 iDcentrix Shares, for aggregate gross proceeds of $2,131,500, to investors outside the United States pursuant to Regulation S promulgated under the Securities Act, and to accredited investors within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and in Canada pursuant to applicable exemptions. The iDcentrix Shares issued under the Private Placement converted into Sterling Gold Shares pursuant to the Share Exchange.

The Share Exchange Agreement contained representations and warranties by each Shareholder including representations and warranties that, among other things: (a) the Shareholder has valid title to his, her or its iDcentrix Shares; (b) for Shareholders that are not natural persons, the Shareholder’s due incorporation, power and authority to execute the Share Exchange Agreement and undertake the actions contemplated therein; (c) the Share Exchange Agreement is a valid and binding agreement; (d) the execution of the Share Exchange Agreement and the undertaking of the actions contemplated therein will not (i) result in a breach of organizational documents, governmental orders or governmental authorizations, (ii) require any consent or authorization from a governmental authority, or (iii) create an encumbrance on the iDcentrix Shares; (e) no person is entitled to a brokerage fee in connection with the Share Exchange as a result of any action of the Shareholder; and (f) the Shareholder meets certain investment criteria.

The Share Exchange Agreement contained representations and warranties by iDcentrix including representations and warranties relating to, among other things, (a) incorporation, power and authority; (b) enforceability; (c) breach and consents; (d) capitalization; (e) subsidiaries; (f) financial statements; (g) liabilities; (h) books and records; (i) absence of certain developments; (j) property; (k) accounts receivable; (l) tax matters; (m) intellectual property; (n) material contracts; (o) litigation; (p) insurance; (q) compliance with laws; (r) environmental matters; (s) employees; (t) employee benefits; (u) affiliate transactions; (v) brokerage fees; (w) solvency; (x) confidentiality and (y) disclosure.

The Share Exchange Agreement contained representations and warranties by the Registrant including representations and warranties relating to, among other things, (a) incorporation, power and authority; (b) SEC reporting; (c) capitalization; (d) subsidiaries; (e) enforceability; (f) breach and consents; (g) brokerage fees; (h) investment intent; (i) authorized capital and exchange shares; (i) financial statements; (j) tax matters; (k) liabilities; (l) interim changes; (m) property; (n) books and records; (o) litigation; (p) insurance; (q) compliance with laws; (r) environmental matters; (s) employees; (t) employee benefits; (u) affiliate transactions; (v) solvency; (w) material contracts; (x) confidentiality; (y) access to information; and (z) disclosure.

Pursuant to the Share Exchange Agreement, the Registrant’s sole director resigned and four new directors were appointed and the Registrant’s sole acting officer resigned and new officers were appointed, see the disclosure under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.” A Schedule 14F regarding the proposed change in directors was previously filed with the Securities and Exchange Commission on January 22, 2008.

Pursuant to the Share Exchange, the Registrant amended its By-laws. Following the Share Exchange, the shareholders of the Registrant approved by written consent an amendment to the Registrant’s Articles of Incorporation to change the name of the Registrant to “iDcentrix, Inc.”, see the disclosure under Item 5.03 “Amendments to Articles of Incorporation or Bylaws”.

In reaching its decision to approve the proposed Share Exchange, the Board of Directors of the Registrant considered a number of factors, including its belief that:

•	the Share Exchange would present a strategic opportunity to maximize the Registrant’s and its shareholders’ potential returns;

•	with the Private Placement, the Registrant’s working capital position would allow it to commit resources immediately to the development of iDcentrix’s business;

•
exploration of the Registrant’s one property interest and the acquisition of other mineral properties would require significant capital expenditures and the raising of future capital through equity or debt financings with the inherent and significant risks associated with mineral exploration; and

•	the Share Exchange would give the Registrant a business plan in an industry with growth potential and the competitive advantages in that industry that iDcentrix’s intellectual property rights provide.

The Board of Directors did not make a quantitative analysis of the factors considered, but concluded that the anticipated benefits of the Share Exchange outweighed the possible detriments.

This discussion is not intended to be exhaustive, but is intended to include the important factors considered by the Board of Directors in evaluating the Share Exchange. The Board did not assign relative weights to the factors considered, and the determination was made after considering the factors as a whole. Individual directors may have given different degrees of importance to different factors.

ITEM 2.01 – Completion of Acquisition

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” the Registrant consummated a Share Exchange with all the shareholders of iDcentrix pursuant to the Share Exchange Agreement. Following the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Registrant. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 Sterling Gold Shares upon closing of the Share Exchange as consideration for the iDcentrix shares. The exchange rate for the Share Exchange was determined through the arms-length negotiations between the management of the Registrant and the management of iDcentrix.

The acquisition will be accounted for as a reverse merger (recapitalization) with iDcentrix deemed to be the accounting acquirer and the Registrant deemed to be the legal acquirer.

Prior to the Share Exchange, none of the Registrant, its affiliates, its directors or officers, or any associate of any director or officer had any material relationship with iDcentrix, any of its affiliates, or any director, officer, or any associate of any director or officer of iDcentrix, or any shareholder of iDcentrix.

The following is the disclosure required by Item 2.01(f):

Description of Past Business and Business following Share Exchange

General

The Registrant was incorporated in the State of Nevada on January 26, 2004. The Registrant maintains its statutory registered agent’s office at 6100 Neil Road, Suite 400, Reno, Nevada 89544. Following the consummation of the Share Exchange, the Registrant’s principal executive offices are located at 2101 Rosecrans Avenue, Suite 4240, El Segundo, California 90245 and the Registrant’s telephone number is (310) 414-2675. The Registrant’s former principal executive offices were located at 810 Jewel, Blackfoot, Idaho 83221.

Since its inception in 2004, the Registrant’s business has been the acquisition and exploration of mineral properties. The Registrant’s business has focused on the mineral exploration of the “K-2 Mining Claim”, Claim No. 406354, recorded November 7, 2003. The property was originally staked by Lloyd Tattersall on behalf of Glengarry Development Corp., a British Columbia corporation, which subsequently sold its interests in the property to Woodburn Holdings, Ltd, a British Columbia corporation. The Registrant’s former president entered into an oral agreement with Woodburn Holdings, Ltd. regarding the acquisition of the property. The Registrant engaged in minimal exploration work on the property in 2005 through 2007.

On January 31, 2008, the Registrant consummated a Share Exchange with all the shareholders of iDcentrix, Inc. pursuant to a Share Exchange Agreement, dated January 16, 2008, by and between the Registrant, iDcentrix, all the shareholders of iDcentrix and Francine Dubois as the shareholder representative. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 Sterling Gold Shares upon consummation of the Share Exchange. Following the Share Exchange, the Registrant has 32,242,000 Sterling Gold Shares issued and outstanding, 6,187,500 outstanding common share purchase warrants, and 1,000,000 outstanding options to purchase Sterling Gold Shares. Following the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Registrant, and the Registrant continued its existence as the surviving corporation, its business plan moving forward being that of iDcentrix.

The acquisition will be accounted for as a reverse merger (recapitalization) with iDcentrix deemed to be the accounting acquirer and the Registrant deemed to be the legal acquirer.

Following the Share Exchange, the Registrant’s new Board of Directors and management adopted the plan of operation of the Registrant’s new wholly-owned subsidiary, iDcentrix, Inc., and has abandoned its previous plan of operation regarding the acquisition and exploration of mineral properties. The Registrant’s interest in the property in British Columbia, Canada, held by Woodburn Holdings Ltd., and the Registrant’s oral agreement with Woodburn Holding Ltd. with respect thereto are being abandoned by the Registrant.

The following is a description of iDcentrix’s business, which constitutes the Registrant’s business moving forward.

iDcentrix General Business Description

iDcentrix proposes to engage primarily in the business of developing high-end security identification cards designed to combat identity fraud and other related criminal activities. iDcentrix plans to provide card production equipment and consumables to government ID card issuers and security printers.

iDcentrix sub-licenses from Fortress Paper Ltd., a Canadian corporation, an international producer of security and other specialty papers, Landqart AG’s (a wholly-owned subsidiary of Fortress Paper) LQard® I and II technology (LQard Technology), on an exclusive basis in Canada, the United States and Mexico, and on a non-exclusive basis world-wide (excluding Switzerland and Africa).

iDcentrix was formed January of 2007 and is a company with limited operations and no revenues. iDcentrix has limited assets, and its prospects of future profitable operations may be delayed or never realized. The Registrant may encounter difficulties that prevent it from operating iDcentrix's business as intended or that will prevent iDcentrix from doing so in a profitable manner. iDcentrix's business must be evaluated in view of possible delays, additional expenses, and other unforeseen complications that are often encountered by new business ventures.

Going Concern

In their report in connection with iDcentrix's financial statements as of October 31, 2007 for the period from January 3, 2007 (inception) to October 31, 2007, iDcentrix's auditors included an explanatory paragraph stating that, because iDcentrix had incurred an operating loss of $817,487 and used cash in operations of $501,569 for the period from January 3, 2007 (to inception) to October 31, 2007, there is substantial doubt about iDcentrix's ability to continue as a going concern.

Fortress Paper Sub-Licensing Agreements

In April 2007, iDcentrix and Fortress Paper entered into the First Sub-license Agreement to grant iDcentrix the exclusive rights to use and exploit the LQard® I and II identification card technology (LQard Technology) in Canada in consideration for 3,500,000 iDcentrix Shares, representing approximately 39% of iDcentrix’s outstanding iDcentrix Shares at that time.

Simultaneous with the consummation of the Share Exchange with the Registrant, iDcentrix entered into the Second Sub-license Agreement (collectively with the First Sub-license Agreement, as amended, Sub-License Agreements) with Fortress Paper to sub-license the exclusive right to use and exploit, within the United States and Mexico (Primary Territory), the LQard Technology and all associated data, trade secrets, etc., as well as to use any equipment required to manufacture and use the LQard Technology in the Primary Territory. In addition, the Second Sub-license Agreement grants iDcentrix the non-exclusive, non-transferable right and sublicense to use and exploit worldwide, excluding Canada, the United States, Mexico, Switzerland and Africa (Secondary Territory), the LQard Technology and all associated data, trade secrets, etc., as well as to use any equipment required to manufacture and use the LQard Technology.

The Sub-License Agreements cover the following patents regarding the LQard Technology, which patents are held by Landqart AG, a wholly-owned subsidiary of Fortress Paper, Ltd.:

•	United States, LQard® I Identification Card Technology – United States application No. Q99837 “Identification Card and Method for the Production Thereof” 11/659,120;

•	United States, LQard® II Identification Card Technology- United States application No. Q99837 “Identification Card and Method for Production Thereof” 11/659,119; and

•	Canada (national phase entry filed March 19, 2007- filing receipt No. not presently available).

In consideration for the sub-licenses granted in the Second Sub-License Agreement, iDcentrix issued Fortress Paper an additional 6,500,000 iDcentrix Shares. All 10,000,000 iDcentrix Shares issued to Fortress Paper were exchanged for Sterling Gold Shares pursuant to the Share Exchange. Fortress Paper currently holds 31.02% of the issued and outstanding shares of the Registrant.

Pursuant to the Second Sub-license Agreement, Fortress and iDcentrix entered into a Registration Rights Agreement, granting certain registration rights to Fortress Paper and under which the Registrant will undertake to use commercially reasonable efforts to prepare and file resale registration statements with the SEC covering the Sterling Gold Shares acquired by Fortress Paper on consummation of the Share Exchange in accordance with the following schedule: 2,500,000 Sterling Gold Shares within 90 days of the Closing Date, 2,500,000 Sterling Gold Shares within 90 days after written notice following the first anniversary of the Closing Date, 2,500,000 Sterling Gold Shares within 90 days after receiving written notice following the second anniversary of the Closing Date and 2,500,000 Sterling Gold Shares within 90 days of receiving written notice following the third anniversary of Closing Date. In each case, the Registrant will use commercially reasonable efforts to cause such registration statements to become effective within 90 days of filing with the SEC.

The shares issued pursuant to the Second Sub-license Agreement are subject to an escrow arrangement pursuant to which 4,875,000 Sterling Gold Shares were placed in escrow on the Closing Date and 812,500 Sterling Gold Shares shall be released from escrow on each of the dates which are 6, 12, 18, 24 and 30 months after the Closing Date, with the remaining shares to be released on the 36-month anniversary of the Closing Date.

The Second Sub-License Agreement also required iDcentrix to successfully complete a private placement of at least 2,666,666 iDcentrix Shares at a subscription price of US$0.75 per share. iDcentrix issued 2,842,000 iDcentrix Shares at a subscription price of US$0.75 per iDcentrix Shares, pursuant to a private placement that closed concurrently with the Share Exchange.

Pursuant to the Second Sub-License Agreement, iDcentrix will use commercially reasonable efforts to actively coordinate research and development activities with Fortress Paper and Landqart and to support research and product enhancement with a budget provided by iDcentrix of $2,000,000 for a five-year term ($800,000 for the first two years).

Finally, after the first anniversary of the date of the Second Sub-License Agreement, Fortress Paper may notify iDcentrix of its wish to grant an exclusive sub-license to a third party for a particular country within the Secondary Territory (the Country) to use the LQard Technology and all associated data, trade secrets, etc., as well as to use any equipment required to manufacture and use the LQard Technology. After receiving such notification, iDcentrix will have 60 days to demonstrate to Fortress Paper that is has used reasonable efforts to sell, distribute and promote the LQard Technology in that Country. If iDcentrix fails to satisfy this requirement, the Second Sub-license Agreement will be deemed amended to exclude that Country from the Secondary Territory.

Pursuant to the terms of the Sub-license Agreements, the parties intend to negotiate a supply agreement pursuant to which Fortress Paper will supply all security-related materials such as security paper, security ink and polymer pouches and lease all equipment and apparatus required for the production of the LQard® identification card to iDcentrix. In addition, the parties intend to negotiate a development agreement for the purpose of funding research and development and product enhancements relating to the LQard® identification card, as described above.

The Sub-license Agreements have a term lasting until the expiration of the patents covering the LQard Technology unless otherwise terminated by the parties prior thereto. The Sub-license Agreements permit iDcentrix to terminate the agreements upon ninety (90) days written notice to Fortress Paper, Ltd. Additionally, if iDcentrix becomes insolvent, is dissolved or liquidated, files or has filed against it a petition in bankruptcy, reorganization, dissolution or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business, or has all or a substantial portion of its capital stock or assets expropriated or attached by any government entity, iDcentrix must promptly notify Fortress Paper in writing that such event has occurred. If such event is not cured within ten (10) days of the written notice, Fortress Paper shall have the right to terminate the agreements upon written notice to iDcentrix.

The Sub-license Agreements will enable iDcentrix to utilize LQard Technology, a patented process involving Swiss banknote paper and polycarbonate material, in order to produce secure ID cards.

Landqart’s LQard Technology

The LQard Technology is a high security system which utilizes technology that melts specifically designed security paper manufactured by Landqart’s mill into a long-life polymer cover which cannot be separated. The resulting identity card is tamper proof because the security materials are in the substrates not on the substrate, yet easy to authenticate and very durable.

The LQard Technology utilizes well-known security features, including custom watermarks, guilloche printing, UV-dull paper, iridescent ink, optical variable ink, UV fibers, UV light visible ink, high-resolution color image, optical variable device, thread with microtext, hologram, and two-color iris background, providing security features that are overt, covert and forensic. It also integrates data technologies such as magnetic strips, 2D barcodes and smart chips. The polycarbonate material used to make the identification card provides a longevity in excess of 10 years.

The LQard Technology is an identification card production system comprised of custom security paper with integrated security features, polymer pouches, a specialized printer, security personalization inks and fusing equipment. The LQard Technology is intended for high security identity applications, such as national identification cards, military identification cards, driver’s licenses, health insurance cards and voter identification cards. In addition, the identity card may contain embedded security features such as chips, ultraviolet fibers, security threads, holograms, etc.

iDcentrix will utilize its sublicense rights to exploit the LQard Technology to distribute the iDcentrix Card products, equipment and consumables. The iDcentrix Card will be marketed in the Primary and Secondary Territories with a focus on demand for national identity cards, driver’s licenses, military ID cards, health insurance cards and voter identification cards. Optional features of the iDcentrix Card can include UV-fibers, tactile features, threads, 2D-barcodes, ColorCode® (KBA Giori), contact chips, contactless chips, holograms, OVI, etc.

iDcentrix will enable its customers to produce and issue security cards locally, utilizing an iDcentrix issuing system, One issuing system will consist of hardware, a duplex-printer and a fusionator, consumables, bank note paper, security personalization inkjet inks, and polycarbonate pouches, and software to run the issuing system. Each issuing system will have a production capacity of approximately 100,000 cards per year.

iDcentrix believes that the iDcentrix Card issuing system has several advantages over competing identification card systems, including:

•	Easy implementation of additional security features
•	Availability of banknote printing technologies
•	Machine readable technologies
•	Localized production and issuance
•	Reliable security technology
•	Inkjet personalization is superior to dye sublimation and laser engraving
•	Low cost issuing systems

iDcentrix’s business strategy relies, in part, on deployment of the LQard Technology by Fortress Paper and its wholly owned subsidiary, Landqart. To protect iDcentrix’s intellectual property investments, iDcentrix relies on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements. Landqart owns the patent rights and other intellectual property rights to the LQard Technology and licenses those right to iDcentrix in the Primary and Secondary Territories. iDcentrix is reliant on the ability of Landqart to maintain and successfully enforce its patent rights to the LQard Technology.

Security Card Industry

General

The security paper industry is comprised of a few large global players and smaller niche participants. The security paper business has evolved into a high-technology and dynamic industry where innovative and specialized products have become the norm. New security realities in the 21st century have driven the need for new security features to be included in banknotes, passports, identification cards, checks and certification papers.

As a result of the increased need for security, many security paper providers are also beginning to produce paper-based security products, allowing them to use their expertise and technology to create synergies across products while servicing their customers with a full spectrum of products.

Market drivers within the security paper industry include an increased demand for paper-based security products. Demand for the latest technology in anti-counterfeit solutions also continues to be a key driver in the market. The proliferation of color-copying, scanning and printing technologies means that producers must continue to develop increasingly sophisticated anti-counterfeiting solutions. Demand for security products and new technologies has increased dramatically over the years and, although the security paper industry is large and fragmented, iDcentrix expects growth to continue steadily due in part to the movement by several governments to make passports mandatory for travel and the recent rise in counterfeiting and forgery which has significantly increased the need for new and superior security products and features.

Competitive Strengths

iDcentrix utilizes Swiss banknote paper—counterfeit-proof security paper—to enhance the security of its identification cards from the very first step. iDcentrix offers its customers a variety of security features, including, but not limited to, custom watermarks, guilloche printing, iridescent ink, optical variable ink, UV fibers, UV light visible ink, high-resolution color image, optical variable device, thread with microtext, hologram, chip, 2D barcode, magnetic strip and two-color iris background, with which the customer may customize and further safeguard its identification card. Finally, to complete the ultimate securitization process, iDcentrix deep-welds and fuses the ID data and security features within a high-performance polycarbonate sleeve which mixes the polymer, the inks and the paper to create one impenetrable unit. This unique technology enables iDcentrix to produce the highest-quality, secure ID card because the security features and ID data are contained in the card, rather than printed or applied on the card. In addition, the translucency feature of the iDcentrix Card allows for easy authentication by visual inspection (such as verifying the watermark). The security feature-rich iDcentrix Card is well suited for identity cards, driver’s licenses, voter identification cards, health cards, and military IDs where alteration or duplication are serious threats to security.

There are only a few competitors in the high-end secure identity card market and most of these competitors offer similar features across the board. These features are typically included on solid plastic cards which only imitate banknote paper security features. Further, iDcentrix believes that its competitors’ security features are more susceptible to counterfeiting due to the fact that their security features are on their identification cards rather than in the card. iDcentrix believes that the unique product features of the iDcentrix Card give it a competitive advantage in today’s security card marketplace. Pursuant to the Sub-License Agreements, iDcentrix has exclusive rights to market the unique LQard Technology in Canada, the United States and Mexico, and non-exclusive rights to market the LQard Technology in the rest of the world (excluding Switzerland and Africa).

iDcentrix competes for ID card business with other security technology suppliers, including companies like L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) (biometrics), Digimarc Corporation, LaserCard Corporation and Giesecke & Devrient. Because iDcentrix believes that few competitors actually exist in the high-end secure ID card market and that any existing competitors offer similarly limited features and cards with imitation banknote security features, iDcentrix believes it will succeed in penetrating the market and positioning its product as a more secure alternative.

The markets in which iDcentrix competes for business are intensely competitive and rapidly evolving. iDcentrix expects competition to continue from both existing competitors and new market entrants. iDcentrix faces competition from other companies and from alternative technologies. The potential for an influx of federal funds into the market has drawn competition and is likely to continue to do so. As iDcentrix works to expand the applications for the LQard Technology, iDcentrix expects to experience increased competition from products and services that are substitutes for its applications. Technologies that may directly or indirectly compete with particular applications of LQard Technology include, but are not limited to:

•	Encryption—securing data during distribution using a secret code so it cannot be accessed except by authorized users;

•	Containers—inserting a media object in an encrypted wrapper, which prevents the media object from being duplicated and is used for content distribution and transaction management;

•	DataGlyphs®—a slightly visible modification of the characteristics of an image or document that is machine-readable;

•	Scrambled Indicia®—an optical refraction-based data-hiding technique that is inserted into an image and can be read with a lens;

•
Traditional anti-counterfeiting technologies—a number of solutions used currently by many governments (and that compete for budgetary outlays) designed to deter counterfeiting, including optically sensitive ink, magnetic threads and other materials used in the printing of currencies;

•	Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, which is being used in photo identification credentials, labels and tags;

•
Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to uniquely identify an image or track, or authenticate the image or track;

•	Smart cards—badges and cards including a semiconductor memory and/or processor used for authentication and related purposes; and

•	Bar codes—a data-carrying code, typically visible in nature (but invisible if printed in ultraviolet- or infrared-responsive inks).

iDcentrix will rely upon Landqart, the owner of the LQard Technology, to aid in the research and development of new and expanded LQard technologies. iDcentrix will not own the rights to any further developments of the LQard Technology and will retain only its current sub-licensing rights over any such developments. iDcentrix exercises no control over Landqart. If iDcentrix is unable to successfully co-operate with Landqart in the development and expansion of the LQard technology, or if Landqart is unable to further develop the LQard Technology, iDcentrix may be unable to compete within its market.

Security Card Market

iDcentrix believes that the security card market will continue to grow along with heightened concerns related to identify theft, security generally, national security and other fraud related criminal activities. Specifically, iDcentrix believes based on its knowledge of the security card market that (i) the top ten U.S. government identity initiatives will drive approximately eight billion ($8,000,000,000) in business for the ID card industry over the next five years and overseas projects will contribute another fourteen billion dollars ($14,000,000,000); (ii) the Real ID (driver’s license) represents an eleven billion dollar ($11,000,000,000) expenditure in the United States alone; and (iii) forty-four percent (44%) of U.S. companies plan to increase their spending on security over the coming years. iDcentrix believes that there is a trend worldwide to improve security credentials.

iDcentrix does not anticipate securing any large transactions with governments in the near future, as governments generally move slowly with the incorporation of new technologies. However, iDcentrix plans to engage in strategic opportunities in order to accelerate growth while developing its management team and integrating industry expertise. See "Plan of Operation" below.

In addition to pursuing strategic plans to accelerate growth and to further develop its management team, the iDcentrix business model includes plans to refine its product by working closely with Landqart, to engage in financings with Canadian and United States marketing sales representatives and to execute its strategic sales and marketing strategy.

Employees

The Registrant currently has one full-time employee, Francine Dubois, the Registrant’s chief executive officer and chief financial officer and iDcentrix president. The Registrant anticipates that iDcentrix will require additional employees as it implements its plan of operation.

Risk Factors

There are many factors that affect the Registrant’s business, prospects, liquidity and the results of operations, some of which are beyond the control of the Registrant. The following is a discussion of some, but not all, of these and other important risk factors that may cause the actual results of the Registrant’s operations in future periods to differ materially from those currently expected or desired. Additional risks not presently known to management or risks that are currently believed to be immaterial, but which may become material, may also affect the Registrant’s business, prospects, liquidity and results of operations. The Registrant’s failure to successfully address the risks and uncertainties described below would have a material adverse effect on the Registrant’s business, financial condition and/or results of operations, and the trading price of the Registrant’s common stock may decline and investors may lose all or part of their investment. The Registrant cannot assure you that the Registrant will successfully address these risks.

iDcentrix is a recently organized company with limited operating history.

iDcentrix was formed in January of 2007 and is a company with limited operations and no revenues. iDcentrix has limited assets, no customers, and its prospects of future profitable operations may be delayed or never realized. The Registrant may encounter difficulties that prevent it from operating iDcentrix’s business as intended or that will prevent iDcentrix from doing so in a profitable manner. iDcentrix’s business must be evaluated in view of long lead times in the adoption and implementation of business plans, possible delays, additional expenses, and other unforeseen complications that are often encountered by new business ventures.

Going Concern

In their report in connection with iDcentrix's financial statements as of October 31, 2007 for the period from January 3, 2007 (inception) to October 31, 2007, iDcentrix's auditors included an explanatory paragraph stating that, because iDcentrix had incurred an operating loss of $817,487 and used cash in operations of $501,569 for the period from January 3, 2007 (inception) to October 31, 2007, there is substantial doubt about iDcentrix's ability to continue as a going concern.

iDcentrix’s business model is unproven and may not generate revenues sufficient for iDcentrix to continue as a going concern.

iDcentrix anticipates that it will generate revenue in a variety of ways, as discussed in this Current Report. There can be no assurance that sufficient numbers of customers will make use of iDcentrix’s intended products or related services, and thus iDcentrix may not be able to generate the revenues necessary to remain a going concern. There can be no assurance that iDcentrix’s strategy will become or remain a viable vehicle for the marketing of products and services in the ID security card industry. If iDcentrix’s business model or strategies do not become viable or effective, the Registrant’s business, financial condition and results of operations would be materially and adversely affected.

The Registrant and iDcentrix will require future financing to continue as a going concern.

Just prior to the consummation of the Share Exchange, iDcentrix sold 2,842,000 shares of common stock of iDcentrix for gross aggregate proceeds of $2,131,500. After deducting approximately $250,000 for expenses related to the Share Exchange, the negotiation of the Sub-license Agreements with Fortress, and the private placement, iDcentrix’s believes, based on its current operating budget, that it will have sufficient working capital to continue as a going concern for the next 12 months. However, iDcentrix and the Registrant will require additional working capital to continue to implement its plan of operation and desires additional capital to allow it more flexibility in implementing its plan of operation and exploring more growth opportunities. The Registrant plans on engaging in future financing activities within the next 12 months to raise additional capital for its operations. Such financing activities could include issuing debt or equity securities in the Registrant and could result in a dilution of the Registrant’s existing share capital.

The Registrant can give no assurance that future financing will be available to it on acceptable terms or at all. If financing is not available on satisfactory terms, the Registrant may be unable to continue, develop or expand its operations.

The loss of or failure to enter into any contracts may result in a lack of revenue.

Identification card contracts with government agencies are normally subject to a competitive bidding process and have varying durations, generally five or more years in length. Some contracts contain cancellation clauses. In addition, after a contract period expires, the government agency can normally re-open the contract for competitive bidding. iDcentrix currently has no customer contracts. If iDcentrix fails to obtain contracts or were to lose any future contracts due to cancellation or a competitive bidding situation, iDcentrix could fail to realize revenues, which would adversely affect the Registrant’s financial results.

The market for iDcentrix’s products is highly competitive, and as a result, alternative technologies or larger companies may undermine, limit or eliminate the market for iDcentrix’s products, which would decrease iDcentrix’s revenue and profits.

The markets in which iDcentrix competes for business are intensely competitive and rapidly evolving. iDcentrix expects competition to continue from both existing competitors and new market entrants. iDcentrix faces competition from other companies and from alternative technologies. The potential for an influx of federal funds into the market has drawn competition and is likely to continue to do so. As iDcentrix works to expand the applications for the LQard Technology, iDcentrix expects to experience increased competition from products and services that are substitutes for its applications. Technologies that may directly or indirectly compete with particular applications of LQard Technology include, but are not limited to:

•	Encryption—securing data during distribution using a secret code so it cannot be accessed except by authorized users;

•	Containers—inserting a media object in an encrypted wrapper, which prevents the media object from being duplicated and is used for content distribution and transaction management;

•	DataGlyphs®—a slightly visible modification of the characteristics of an image or document that is machine-readable;

•	Scrambled Indicia®—an optical refraction-based data-hiding technique that is inserted into an image and can be read with a lens;

•
Traditional anti-counterfeiting technologies—a number of solutions used currently by many governments (and that compete for budgetary outlays) designed to deter counterfeiting, including optically sensitive ink, magnetic threads and other materials used in the printing of currencies;

•	Radio frequency tags—embedding a chip that emits a signal when in close proximity with a receiver, which is being used in photo identification credentials, labels and tags;

•
Digital fingerprints and signatures—a metric, or metrics, computed solely from a source image or audio or video track, that can be used to uniquely identify an image or track, or authenticate the image or track;

•	Smart cards—badges and cards including a semiconductor memory and/or processor used for authentication and related purposes; and

•	Bar codes—a data-carrying code, typically visible in nature (but invisible if printed in ultraviolet- or infrared-responsive inks).

The Registrant cannot assure that the LQard Technology, or iDcentrix’s products and services using these technologies, will gain widespread market acceptance.

New developments are expected to continue, and iDcentrix cannot assure that discoveries by others, including current and potential competitors, will not render its services and products noncompetitive. Moreover, because of rapid technological changes, iDcentrix may be required to expend greater amounts of time and money than currently anticipated to develop new products and services, which in turn may make it necessary for iDcentrix to realize greater revenue streams on such products and services to cover developmental costs. Many of the companies that currently compete with iDcentrix for some of its business, as well as other companies with whom it may compete in the future, are larger and national or international in scope and may have greater technical, financial, marketing, and political resources than it does. These resources could enable these companies to initiate severe price cuts or take other measures in an effort to gain market share or otherwise impede iDcentrix’s progress. iDcentrix cannot assure you that it will be able to compete successfully against current or future participants in its market or against alternative technologies, nor can it assure you that the competitive pressures it will face will not decrease its revenue and profits in the future.

iDcentrix’s products could have unknown defects or errors, which may give rise to claims against it, divert application of its resources from other purposes or increase its project implementation and support costs.

Products and systems as complex as those iDcentrix offers or develops may contain undetected defects or errors. Furthermore, iDcentrix may provide complex implementation, integration, customization, consulting and other technical services in connection with the implementation and ongoing maintenance of its products. Despite testing, defects or errors in iDcentrix’s products and services may occur, which could result in delays in the development and implementation of products and systems, inability to meet customer requirements or expectations in a timely manner, loss of revenue or market share, increased implementation and support costs, failure to achieve market acceptance, diversion of development resources, injury to iDcentrix’s reputation, increased insurance costs, increased service and warranty costs and warranty or breach of contract claims. Although iDcentrix will attempt to reduce the risk of losses resulting from warranty or breach of contract claims through warranty disclaimers and liability limitation clauses in its sales agreements, these contractual provisions are sometimes not included and may not be enforceable in every instance. If a court refuses to enforce the liability-limiting provisions of iDcentrix’s contracts for any reason, or if liabilities arise that are not contractually limited or adequately covered by insurance, the expense associated with defending such actions or paying the resultant claims could be significant.

If leading companies in our industry or standard-setting bodies or institutions downplay, minimize, or reject the use of LQard Technology, its deployment may be slowed and iDcentrix may be unable to achieve revenue growth.

Customers in the identification card industry may delay or reject initiatives that relate to the deployment of LQard Technology in various markets. Such a development would make the achievement of iDcentrix’s business objectives in this market difficult or impossible.

If iDcentrix is unable to respond to regulatory or industry standards effectively, or if it is unable to develop and integrate new technologies effectively, its growth and the development of its products and services could be delayed or limited.

iDcentrix’s future success will depend in part on its ability to enhance and improve the responsiveness, functionality and features of its products and services in accordance with regulatory or industry standards. Its ability to remain competitive will depend in part on its ability to influence and respond to emerging industry and governmental standards, in a timely and cost-effective manner. If it is unable to influence these or other standards or respond to such standards effectively, its growth and the development of certain products and services could be delayed or limited.

iDcentrix’s market is characterized by new and evolving technologies. The success of its business will depend on its ability to develop and integrate new technologies effectively and address the increasingly sophisticated technological needs of its customers in a timely and cost-effective manner. iDcentrix’s ability to remain competitive will depend in part on its ability to:

•	enhance and improve the responsiveness, functionality and other features of the products and services it offers or plans to offer;

•	continue to develop its technical expertise; and

•	develop and introduce new services, applications and technologies to meet changing customer needs and preferences and to integrate new technologies.

iDcentrix cannot assure that it will be successful in responding to these technological and industry challenges in a timely and cost-effective manner. If it is unable to develop or integrate new technologies effectively or respond to these changing needs, its margins could decrease, and its release of new products and services and the deployment of new technology could be adversely affected.

iDcentrix relies upon Fortress Paper and its wholly-owned subsidiary Landqart for the development and expansion of the LQard Technology.

Pursuant to the Second Sub-License Agreement, iDcentrix will use commercially reasonable efforts to actively coordinate research and development activities and to support research and product enhancement with a budget provided by iDcentrix of $2,000,000 for a five-year term ($800,000 for the first two years). iDcentrix will rely upon Landqart, the owner of the LQard Technology, to aid in the research and development of new and expanded LQard technologies. iDcentrix will not own the rights to any further developments of the LQard Technology and will retain only its current sub-licensing rights over any such developments. iDcentrix exercises no control over Landqart. If iDcentrix is unable to successfully co-operate with Landqart in the development and expansion of the LQard technology, or if Landqart is unable to further develop the LQard Technology, iDcentrix may be unable to compete within its market and its revenues could be adversely affected.

iDcentrix may need to retain additional employees or contract labor in the future in order to take advantage of new business opportunities arising from increased demand, which could impede its ability to achieve or sustain profitability.

iDcentrix believes that the identification card market will demonstrate increased demand in future periods. Its current staffing levels could affect its ability to respond to increased demand for its services. In addition, to meet any increased demand and take advantage of new business opportunities in the future, it may need to increase its workforce through additional employees or contract labor, which would increase its costs. If iDcentrix experiences such an increase in costs, it may not succeed in achieving or sustaining profitability.

iDcentrix depends on its senior management and key employees for its future success. If it is not able to retain, hire or integrate these employees, it may not be able to meet its commitments.

iDcentrix’s success depends to a significant extent on the performance and continued service of its senior management, including its Chief Executive Officer, Francine Dubois, and its current independent directors Michael Harris, Paul Gifford, and Bruce Morris. The loss of the services of any of its senior management could delay projects or undermine customer relationships.

Due to the high level of technical expertise that iDcentrix’s industry requires, its ability to successfully develop, market, sell, license and support its products, services, and intellectual property depends to a significant degree upon the continued contributions of its key personnel, who would be difficult to replace, as well as the addition of significant numbers of additional personnel. iDcentrix also believes that it will need to add experienced finance personnel and that if it does not its ability to operate successfully as a public company and meet its reporting obligations following the Share Exchange may be limited. iDcentrix believes its future success will depend in large part upon its ability to retain its current key employees and its ability to attract, integrate and retain such personnel as it may require in the future. It may not be practical for iDcentrix to match the compensation certain of its current or potential employees could garner with competitors. In addition, iDcentrix may encounter difficulties in hiring and retaining employees because of concerns related to its financial performance and lack of operating history. In addition, these circumstances may have a negative impact on the market price of its common stock, and employees and prospective employees may factor in the uncertainties relating to iDcentrix’s stability and the value of any equity-based incentives in their decisions regarding employment opportunities.

iDcentrix’s business is based in part on patented technology, which is unique and not generally known. New employees will require substantial training, involving significant resources and management attention. Competition for experienced personnel in iDcentrix’s business can be intense. If iDcentrix does not succeed in attracting new, qualified personnel or in integrating, retaining and motivating its current personnel, its growth and ability to deliver products and services that its customers require may be hampered.

Although iDcentrix generally attempts to control access to and distribution of its proprietary information by its employees, there can be no assurances that the confidential nature of its proprietary information will be maintained in the course of future employment of its employees. Any of these events could have a material adverse effect on iDcentrix’s financial and business prospects.

iDcentrix expects its iDcentrix Card business to experience variability in gross margins.

iDcentrix is likely to experience variability in gross margins on contracts due to numerous factors, including, among other things, the following:

•	delays in project implementation;

•	failure to achieve add-on sales to existing customers;

•	governmental regulation of credentials and issuance policies;

•	private sector usage trends for drivers licenses and other credentials;

•	level of commodity vs. proprietary components applicable to customer system specifications;

•	whether contracts have been extended or renewed and the amount of capital expenditures associated with such extensions or renewals;

•	price competition in competitive bids, contract renewals and contract extensions;

•	variations in costs of materials and manufacturing;

•	varying levels of efficiency of workforce in delivering, implementing, and servicing contracts;

•	seasonality of issuance volumes;

•	sales mix related to card issuance revenues compared to product sales;

•	sales mix related to domestic sales compared to international sales;

•	sales mix related to adoption of new products compared to sales of current products;

•	strategic decisions on new business;

•	depreciation and amortization of capitalized project costs related to new or upgraded programs; and

•
variability in the extent to which iDcentrix is able to allocate personnel expenses to capital projects and thereby amortize such costs over the life of the relevant contract, rather than expensing such costs in the quarter in which they are incurred.

For reasons such as those listed above, iDcentrix expects that there will be fluctuations in its future operating results as a result of the variability in margins from period to period in the secure identification cards industry.

iDcentrix’s future growth will depend on intellectual property provided by third parties and may be subject to infringement claims and other litigation, which could adversely affect its business.

iDcentrix’s business strategy relies, in part, on deployment of the LQard Technology by Fortress Paper and its wholly owned subsidiary, Landqart. To protect iDcentrix’s intellectual property investments, iDcentrix relies on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements. Unlicensed copying and use of iDcentrix’s intellectual property or illegal infringements of such intellectual property rights represent potential losses of revenue to iDcentrix.

Landqart owns the patent rights and other intellectual property rights in the Primary and Secondary Territories to the LQard Technology. iDcentrix is reliant on the ability of Landqart to maintain and successfully enforce its patent rights to the LQard Technology. If Landqart’s patents and other intellectual property rights to the LQard Technology are successfully challenged, invalidated, or otherwise eliminated or diminished, iDcentrix may lose the exclusive rights to such technology and its competitive advantage in the industry could be adversely affected.

iDcentrix faces risks associated with Landqart’s patent position, including the potential and sometimes actual need from time to time to engage in significant legal proceedings to enforce patents, the possibility that the validity or enforceability of patents may be denied, and the possibility that third parties will be able to compete against iDcentrix without infringing patents. Budgetary concerns may cause iDcentrix and/or Landqart not to file, or continue, litigation against known infringers of patent rights, or may cause iDcentrix or Landqart not to file for, or pursue, patent protection for all jurisdictions where they may have value. Some governmental entities that might infringe these intellectual property rights may enjoy sovereign immunity from such claims. Failure to reliably enforce patent rights against infringers may make competition within the industry more difficult.

Effective protection of intellectual property rights may be unavailable or limited, both in the United States and in other countries. Patent protection throughout the world is generally established on a country-by-country basis. iDcentrix cannot assure that the protection of its proprietary rights will be adequate or that its competitors will not independently develop similar technologies, duplicate its services or design around any of Landqart’s patents or other intellectual property rights.

iDcentrix is the exclusive sub-licensee under some patents, and may need the assistance of these parties if it chooses to enforce any of these patent rights. The cooperation of these third parties cannot be assured even though iDcentrix relies on these technologies for its products.

As more companies engage in business activities relating to secure identification technologies and develop corresponding intellectual property rights, it is increasingly likely that claims may arise which assert that some of iDcentrix’s products or services infringe upon other parties’ intellectual property rights. These claims could subject iDcentrix to costly litigation, divert management resources and result in the invalidation of its intellectual property rights. These claims may require iDcentrix to pay significant damages, cease production of infringing products, terminate its use of infringing technologies or develop non-infringing technologies. In these circumstances, continued use of technologies may require that iDcentrix acquire licenses to the intellectual property that is the subject of the alleged infringement, and it might not be able to obtain these licenses on commercially reasonable terms or at all. iDcentrix’s use of protected technologies may result in liability that threatens its continuing operation.

As part of iDcentrix’s confidentiality procedures, it generally enters into non-disclosure agreements with its employees, directors, consultants and corporate partners, and attempts to control access to and distribution of its technologies, solutions, documentation and other proprietary information. Despite these procedures, third parties could copy or otherwise obtain and make unauthorized use of its technologies, solutions or other proprietary information or independently develop similar technologies, solutions or information. The steps that iDcentrix has taken to prevent misappropriation of its solutions, technologies or other proprietary information may not prevent their misappropriation, particularly outside the United States where laws or law enforcement practices may not protect its proprietary rights as fully as in the United States.

iDcentrix’s revenue models relating to anticipated products and services are under development. If these revenue models and pricing structures do not gain market acceptance, the corresponding anticipated products and services may fail to attract or retain customers and iDcentrix may not be able to generate or sustain revenue.

iDcentrix has not fully developed revenue models for certain of its anticipated products and applications. Because some of its products and services are not yet well-established in the marketplace, and because some such products and services will not directly displace existing solutions, iDcentrix cannot be certain that the pricing structure for these products and services will gain market acceptance or be sustainable over time or that the marketing for such products and services will be effective.

The security systems used in iDcentrix’s products and services may be circumvented or sabotaged by third parties, which could result in the disclosure of sensitive government information or private personal information or cause other business interruptions that could damage iDcentrix’s reputation and disrupt its business.

iDcentrix’s business will rely on information technologies, both in-house and at customer and vendor locations. In addition, many of the systems iDcentrix proposes to sell, manage private personal information and protect information and locations involved in sensitive government and private industry functions. The protective measures that iDcentrix uses in these systems may not prevent security breaches, and failure to prevent security breaches may disrupt business, damage iDcentrix’s reputation, and expose it to litigation and liability. A party who is able to circumvent security measures used in these systems could misappropriate sensitive or proprietary information, gain access to sensitive locations or materials or cause interruptions or otherwise damage products and services. If unintended parties obtain sensitive data and information or otherwise sabotage iDcentrix’s customers, iDcentrix may receive negative publicity, incur liability to customers or lose the confidence of customers, any of which may cause the termination or modification of its contracts. Further, iDcentrix’s insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

In addition, iDcentrix may be required to expend significant capital and other resources to protect itself against the threat of security breaches or to alleviate problems caused by these breaches. Such protection or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

iDcentrix may decline to pursue new business opportunities in secure identification card markets due to objectionable terms required by contracting agencies, or iDcentrix may agree to objectionable contract terms for competitive reasons.

Government agencies sometimes insist on unduly onerous terms in their contracts with vendors of secure ID issuance systems. For example, it is customary for state agencies to require that a vendor fund the capital-intensive initial deployment of a drivers license issuance system (the costs of which the vendor normally recoups over the life of the contract in per-card fees), while reserving the right to terminate the contract for convenience. Objectionable contract terms may lead iDcentrix to decline to bid on identification issuance systems to new customers, or to decline to retain business with customers, which could reduce its potential market share and lower its expected revenues or profits. Alternatively, iDcentrix may decide to accept at least some level of objectionable terms rather than cede an important contract to a competitor, which could also lower its expected revenues or profits.

A loss of a material supplier could have a material adverse effect on iDcentrix’s ability to perform effectively under some contracts.

iDcentrix is materially dependent on a limited number of third parties to produce systems or assemblies necessary for it to produce its products. While iDcentrix will strive to have alternative suppliers provide it with many of its products, a loss of one or more of such suppliers could have a material adverse effect on its ability to operate effectively.

iDcentrix is subject to risks encountered by companies developing and relying upon new technologies, products and services for substantial amounts of their growth or revenue.

iDcentrix’s business and prospects must be considered in light of the risks and uncertainties to which companies with new and rapidly evolving technologies, products and services are exposed. These risks include the following:

•
iDcentrix may be unable to develop sources of revenue or sustainable growth in revenue because its current and anticipated technologies, products and services may be inadequate or may be unable to attract or retain customers;

•	The intense competition and rapid technological change in iDcentrix’s industry could adversely affect the market’s acceptance of its existing and new products and services; and

•
iDcentrix may be unable to develop and maintain new technologies upon which existing and new products and services are dependent in order for its products and services to be sustainable and competitive and in order for it to obtain business and generate revenues.

iDcentrix may be required to incur unanticipated capital expenditures in the event product changes or improvements are required. Additionally, new industry standards might redefine the products that iDcentrix is able to sell, especially if these products are only in the prototype stage of development. If product changes or improvements are required, success in marketing these products and achieving profitability from these products could be delayed or halted. iDcentrix may also be required to fund such changes or improvements out of operating income, which could adversely affect its profitability.

If a judgment were to be entered against iDcentrix and its director and officer liability insurance was inadequate or unavailable, the obligation to pay the judgment may materially harm its business and financial condition.

iDcentrix’s director and officer liability insurance policies provide protection against certain liabilities relating to securities class action and derivative lawsuits and certain of its officers and directors, up to prescribed policy limits. If these policies do not adequately cover expenses and certain liabilities relating to such lawsuits, iDcentrix’s financial condition could be materially harmed. In addition, if this insurance coverage becomes unavailable to iDcentrix or premiums increase significantly in the future, it could make it more difficult for iDcentrix to retain and attract officers and directors and could expose it to self-funding certain future liabilities ordinarily mitigated by director and officer liability insurance.

Plan of Operation

You should read the following discussion of the Registrant's plan of operation together with the Registrant’s financial statements and related notes appearing elsewhere in this current report.  This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions.  The Registrant’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this current report.

The Registrant was previously a start-up, exploration stage corporation. Since inception in 2004, the Registrant has not generated or realized any revenues from its business operations. On January 31, 2008, following the Share Exchange with iDcentrix, Inc., the Registrant’s new Board of Directors and management adopted the plan of operation of the Registrant’s new wholly-owned subsidiary, iDcentrix, Inc., and has abandoned its previous plan of operation regarding the acquisition and exploration of mineral properties. The Registrant’s interest in the property in British Columbia, Canada, held by Woodburn Holdings Ltd., and the Registrant’s oral agreement with Woodburn Holding Ltd. with respect thereto are being abandoned by the Registrant.

The Registrant entered into an Exchange Agreement with iDCentrix, Inc. whereby the shareholders of iDcentrix, Inc. received one common share of the Registrant in exchange for each share of common stock of iDcentrix, Inc. owned by them. The transaction will be accounted for as a reverse merger (recapitalization) with iDcentrix deemed to be the accounting acquirer and Sterling deemed to be the legal acquirer.

The Registrant’s new plan of operation is to develop iDcentrix’s business of producing hi-tech security identification solutions. iDcentrix is a development stage enterprise. iDcentrix’s plan of operation is to exploit its exclusive rights to the LQard® I and II identification card technology.

iDcentrix’s plan of operation is focused on providing equipment and consumables that produce high-security government issued-credentials (e.g. ID cards, drivers licenses, Army IDs). The Registrant’s objective for 2008 is to further its penetration of the security card market by following a two-pronged approach: (1) plant seeds in sales regions where generating sales will be a long-term endeavor due to market specifics (e.g. established players and solutions); and (2) aggressively pursue targeted sectors migrating to new card technology where iDcentrix believes its solution using the LQard Technology is a good fit and gives iDcentrix a competitive advantage

To reach the above objectives, iDcentrix will hire key personnel (sales, technical, and finance), to implement a strategic marketing plan and enhance its product offering.

At the human resource level in 2008, iDcentrix already is negotiating terms to hire a sales and marketing industry veteran, who is familiar with the dynamics of the high-security identification card market and has contacts world-wide. iDcentrix expects that the new sales and marketing employee will hire at least one key person for iDcentrix’s designated “key” 2008 region and together, these new personnel will establish the necessary partnerships that will allow iDcentrix to get an audience with the decision-makers for targeted sectors and entities and present iDcentrix’s technology. To support these marketing personnel and enhance iDcentrix’s product according to market requirements, iDcentrix will be hiring an engineer to oversee all the technical aspects, from product management and support to research and development. iDcentrix anticipates that it will purchase a “demo system” of the LQard technology for the engineers needs. iDcentrix also plans on hiring financial expertise to take over all financial related matters. iDcentrix plans to rely on outside consultants for specific projects where vertical expertise might be required.

iDcentrix expects that its marketing activities will be the cornerstone of its activities in 2008. Its objective is to gain customers by penetrating the market through by  having a consistent presence at trade shows around the world, participating in industry associations, engaging in public relations activities and pursuing speaking engagements. iDcentrix believes that its initial exposure in 2007 was positive and it believes that by reinforcing its current presence vis-à-vis its competitors and the end-users, its technology will gain attention in the market and customers will begin seeking its product.

iDcentrix will also be evaluating a merger and acquisition strategy to speed its growth and generate revenue and profitability. iDcentrix’s focus will primarily be on complementary technologies to its current LQard Technology.

Limited Operating History; Need for Additional Capital

Going Concern

In their report in connection with iDcentrix’s financial statements as of October 31, 2007 for the period from January 3, 2007 (inception) to October 31, 2007, iDcentrix’s auditors included an explanatory paragraph stating that, because iDcentrix had incurred an operating loss of $817,487 and used cash in operations of $501,569 for the period from January 3, 2007 (inception) to October 31, 2007, there is substantial doubt about its ability to continue as a going concern.

There is limited historical financial information about iDcentrix upon which to base an evaluation of its performance. iDcentrix is a development stage enterprise and has not generated any revenues from operations. The Registrant cannot guarantee it will be successful in its business operations. iDcentrix’s business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the marketing and distribution of iDcentrix’s products, and possible cost overruns due to price and cost increases in services. To become profitable and competitive, the Registrant will implement iDcentrix’s plan of operation as detailed above.

Just prior to the consummation of the Share Exchange, iDcentrix sold 2,842,000 shares of common stock of iDcentrix for gross aggregate proceeds of $2,131,500. After deducting approximately $250,000 for expenses related to the Share Exchange, the negotiation of the Sub-license Agreements with Fortress, the private placement, and other general administrative expenses, the Registrant believes that iDcentrix will have approximately $1,800,000 remaining in working capital.

The Registrant believes, based on its current operating budget for the plan of operation, that it has sufficient capital to meet its operational expenses for the next 12 months. However, the Registrant will need additional capital to continue operations after the next 12 months and desires additional capital to allow it more flexibility in implementing its plan of operation and exploring more growth opportunities. The Registrant plans on engaging in future financing activities within the next 12 months to raise additional capital for its operations. Such financing activities could include issuing debt or equity securities in the Registrant and could result in a dilution of the Registrant’s existing share capital.

The Registrant can give no assurance that future financing will be available to it on acceptable terms or at all. If financing is not available on satisfactory terms, the Registrant may be unable to continue, develop or expand its operations.

 Results of Operations for the Registrant

From Inception on January 26, 2004 to October 31, 2007

Since inception, the Registrant has used loans from Woodburn Holdings Ltd., a corporation owned by Robert Baker, its former president and a loan from Dimac Capital Corporation, a corporation owned by Kathrine MacDonald, one of its former shareholders, to stake the property, to incorporate the Registrant, and for legal and accounting expenses. Net cash provided by them from inception on January 26, 2004 to April 30, 2006 was $1,529. The loans are not evidenced by any written instrument and are without interest.

Results of Operations for iDcentrix

From inception January 3, 2007 to October 31, 2007

Since inception iDcentrix has engaged in the development of its hi-tech security identification card business. Since inception to October 31, 2007, iDcentrix has a net loss totaling $817,487. During that period, net operating expenses totaled $819,739, consisting of Selling, general and administrative expenses of $779,643 and research and development expenses of $40,096. Net cash used in operating activities totaled $501,569 and net cash used in investing activities totaled $12,612. Net proceeds from the issuance of common stock since inception to October 31, 2007 totaled $656,293. Deferred offering costs totaled $15,000. Cash and cash equivalents at October 31, 2007 totaled $127,112.

Liquidity and Capital Resources for the Registrant

As of January 31, 2008, following consummation of the Share Exchange, the Registrant had 32,242,000 common shares issued and outstanding, 12,375,000 outstanding common share purchase warrants exercisable to acquire 6,187,500 Sterling Gold Shares (each two warrants being exercisable to acquire one Sterling Gold Share), and 1,000,000 outstanding options to purchase common shares.

The Registrant issued 5,000,000 shares of common stock on a private placement basis in January 2004. This was accounted for as a purchase of shares of common stock. The common shares were sold pursuant to Section 4(2) of the Securities Act. Just prior to the Share Exchange with iDcentrix, 4,900,000 of these shares of common stock were cancelled.

On November 18, 2004, the Registrant’s public offering was declared effective by the SEC (SEC file no. 333-112988). On May 10, 2005, the Registrant completed its public offering and sold 1,005,000 shares of common stock and raised $100,500. The Registrant has spent all of the proceeds from the public offering as previously reported.

On May 17, 2007, the Registrant closed a private placement of 12,375,000 units, comprising 12,375,000 common shares and 12,375,000 stock purchase warrants and raised $618,750. Each unit comprises one share of restricted common stock and one share restricted common stock warrant, entitling the holder to one common stock per every two warrants, exercisable at $0.25 at any time up to 5 years from the date of the subscription agreement. The placements were made pursuant to Section 4(2) of the Securities Act.

On January 31, 2008, the Registrant consummated a Share Exchange with iDcentrix, Inc. pursuant to a Share Exchange Agreement, dated January 16, 2008 by and between the Registrant, iDcentrix, Inc., all the shareholders of iDcentrix and Francine Dubois as the shareholder representative. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 common shares upon consummating of the Share Exchange. The common shares were issued to iDcentrix shareholders outside the United States pursuant to Regulation S promulgated under the Securities Act, and to iDcentrix shareholders within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

Liquidity and Capital Resources for iDcentrix

Going Concern

In their report in connection with iDcentrix’s financial statements as of October 31, 2007 for the period from January 3, 2007 (inception) to October 31, 2007, iDcentrix’s auditors included an explanatory paragraph stating that, because iDCentrix had incurred an operating loss of $817,487 and used cash in operations of $501,569 for the period from January 3, 2007 (inception) to October 31, 2007, there is substantial doubt about its ability to continue as a going concern.

Prior to the Private Placement, which closed just prior to the Share Exchange with the Registrant, iDcentrix placed 3,900,000 common shares at $0.10 per common share, and 1,100,000 common shares at $0.30 per common share with investors on a private placement basis pursuant to Regulation D and/or Section 4(2) of the Securities Act. Proceeds from these placements were utilized to cover general and administrative expenses from inception to January 31, 2008.

iDcentrix also issued 3,500,000 common shares to Fortress Paper, Ltd. as consideration for the First Sub-license Agreement between iDcentrix and Fortress Paper, Ltd., as amended and restated on January 31, 2008, which grants iDcentrix exclusive rights to the LQard® I and II identification card technology in Canada.

On January 31, 2008, just prior to consummating the Share Exchange with the Registrant, iDcentrix closed a private placement of 2,842,000 common shares of iDcentrix at $0.75 per common share for aggregate gross proceeds of $2,131,500. The common shares were issued to investors outside the United States pursuant to Regulation S promulgated under the Securities Act, and to investors within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act. The proceeds of the placement will be utilized to cover iDcentrix’s operating costs in implementing its plan of operation.

Off-Balance Sheet Arrangements

The Registrant and iDcentrix have no off-balance sheet arrangements.

Inflation

The Registrant does not believe that inflation has had a significant impact on its results of operations or financial condition.

Critical Accounting Policies for iDcentrix Financial Statements

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared assuming that the Registrant will continue as a going concern. This basis of accounting contemplates the recovery of the Registrant’s assets and the satisfaction of its liabilities. Since inception, the Registrant has been engaged in organizational activities, including research and development and obtaining financing. Through October 31, 2007, the Registrant has incurred accumulated losses of approximately $817,000. Successful completion of the Registrant’s development programs and its transition to attaining profitable operations is dependant upon obtaining financing adequate to complete its product development and the successful market introduction of its product and services.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Registrant considers all highly liquid investments purchased with an original maturity of less than three months at the date of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. The Registrant uses the straight-line method of depreciation over the estimated useful lives of the respective assets for financial reporting purposes. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the improvements. The estimated useful lives used are as follows:

Machinery and equipment	5-7 years
Computer equipment	3 years
Furniture and fixtures	7 years

Normal repairs and maintenance are expensed as incurred, whereas significant changes that materially increase values or useful lives are capitalized and depreciated over the estimated useful lives of the related assets.

Equity Based Compensation

The Registrant periodically issues stock options, restricted stock and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Registrant uses the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. The Registrant accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF No. 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Deferred Offering Costs

Deferred offering costs represent costs incurred in connection with the Registrant's current private placement. These costs will be offset against the proceeds from the private placement if the offering is successfully completed or will be expensed if the offering is abandoned.

Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

As of October 31, 2007, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Registrant’s products or services will continue which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably assured. Accordingly, revenue from product sales is recognized upon shipment, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, or collectibility is not reasonably assured, revenue is recognized when such uncertainties are resolved.

Income Taxes

The Registrant accounts for income taxes under the provisions of SFAS No. 109, ”Accounting for Income Taxes” (“SFAS 109”). SFAS No. 109 requires a company to  recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Registrant’s financial statements or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases f assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recognized, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Research and Development

Research and development costs relate to future products and are charged to operations. The Registrant's product candidates are at the research and development stage. They will require significant development activities and regulatory approvals before they can become commercial products.

Fair Values of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments when it is practicable to estimate their value. Management believes that the carrying amounts of the Registrant’s financial instruments, consisting primarily of cash and cash equivalents, trade payables, and payroll liabilities approximated their fair values as of year end due to their short-term nature.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement No. 157 (“SFAS 157”), “Fair Value Measurements.” SFAS 157 establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159, which becomes effective for the Registrant on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The company does not anticipate that election, if any, of this fair-value option will have a material effect on its consolidated results of operations, financial position, or cash flows or disclosures.

Contractual Obligations

As of January 31, 2008, the Registrant had no material contractual obligations other than the obligations of iDcentrix.

As of January 31, 2008, iDcentrix had the following material contractual obligations:

	Payments Due by Period

	Total	Less than 1 year	2-3 years	4-5 years	More than 5 years

Long-term Debt	—	—	—	—	—
Contractual Obligations(1)	$140,000	$140,000	—	—	—
Contractual Obligations(2)	$2,000,000	—	$800,000	$1,200,000	—
Contractual Obligations(3)	$7,542	$3,715	$3,827	—	—

Total	$2,127,542	$123,715	$803,827	$1,200,000	—

(1)
On January 3, 2007, iDcentrix entered into an employment contract with Francine Dubois, its Chief Executive Officer, which was amended and restated as of November 6, 2007, pursuant to which the parties contracted for Francine Dubois’ services as the president and chief executive officer of iDcentrix in consideration of an annual salary of $120,000, along with other bonuses and benefits as described in the “Executive Compensation” section below. On January 16, 2008, the Board of Directors of iDcentrix voted to increase Ms. Dubois’ annual salary compensation to $140,000 and granted additional bonuses and benefits as described in the “Executive Compensation” section below.

(2)
Pursuant to the Second Sub-License Agreement, iDcentrix will use commercially reasonable efforts to actively coordinate research and development activities with Fortress Paper and Landqart and to support research and product enhancement with a budget of $2,000,000 for a five-year term ($800,000 for the first two years).

(3)
On February 12, 2007, iDcentrix entered into a Lease Agreement with The Plaza CP LLC, regarding the lease of iDcentrix’s principal office spaces at 2101 Rosecrans, El Segundo, California 90245, pursuant to which iDcentrix is obligated pay rent in the amount of $3,715 for the period from March 1, 2007 through February 29, 2008 and $3,827 for the period from March 1, 2008 to February 28, 2009.

Description of Property

Since its inception in 2004, the Registrant’s business has been the acquisition and exploration of mineral properties. The Registrant’s business has focused on the mineral exploration of the ‘K-2 Mining Claim”, Claim No. 406354, recorded November 7, 2003. The property was originally staked by Lloyd Tattersall on behalf of Glengarry Development Corp., a British Columbia corporation, which subsequently sold its interests in the property to Woodburn Holdings, Ltd, a British Columbia corporation. The Registrant’s former president entered into an oral agreement with Woodburn Holdings, Ltd. regarding the acquisition of the property. The Registrant engaged in minimal exploration work on the property in 2005 through 2007.

Following the Share Exchange with iDcentrix, Inc., the Registrant’s new Board of Directors and management adopted the plan of operation for the Registrant’s new wholly-owned subsidiary, iDcentrix, Inc., and has abandoned its previous plan of operation regarding the acquisition and exploration of mineral properties. The Registrant’s interest in the property in British Columbia, Canada, held by Woodburn Holdings Ltd., and the Registrant’s oral agreement with Woodburn Holding Ltd. with respect thereto are being abandoned by the Registrant.

Through its wholly-owned subsidiary, iDcentrix, the Registrant leases its principal office spaces located at 2102 Rosecrans, El Segundo, California 90245. On February 12, 2007, iDcentrix entered into a Lease Agreement with The Plaza CP LLC, regarding the lease of iDcentrix’s principal office spaces, pursuant to which iDcentrix is obligated pay rent in the amount of $3,715 for the period from March 1, 2007 through February 29, 2008 and $3,827 for the period from March 1, 2008 to February 28, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of the Registrant’s common stock as of January 31, 2008, following the Share Exchange with iDcentrix, Inc., and includes restricted common shares under the 2007 Equity Participation Plan of iDcentrix, assumed by the Registrant pursuant to the Share Exchange and common shares acquirable upon exercise of outstanding warrants and options, exercisable within 60 days of January 31, 2007:

•	each person who is known by the Registrant to beneficially own more than 5% of its issued and outstanding shares of common stock;

•	the Registrant’s named executive officers;

•	the Registrant’s directors; and

•	all of the Registrant’s executive officers and directors as a group.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership		(4) Percent of Class
Common Stock	Fortress Paper Ltd. 2nd Floor, 157 Chadwick Court, North Vancouver, British Columbia	10,000,000	(1)	31.02%
Common Stock	Francine Dubois, Chief Executive Officer	1,250,000	(2)	3.88%
Common Stock	Michael Harris, Director	150,000	(3)	**
Common Stock	Paul Gifford, Director	150,000	(3)	**
Common Stock	Bruce Morris	120,000	(4)	**

Common Stock	All executive officers and directors as a group	1,670,000		5.18%
(1) 4,875,000 of these common shares have been placed in escrow as of January 31, 2008 and 812,500 common shares shall be released from escrow on each of the dates which are 6, 12, 18, 24 and 30 months after January 31, 2008, with the remaining shares to be released on the 36-month anniversary of January 31, 2008.
(2) Includes 500,000 restricted shares of common stock granted November 6, 2007, which vest upon the occurrence of certain performance milestones for the Registrant and 250,000 options to acquire common shares exercisable at $0.30 per share.
(3) Includes 150,000 restricted shares of common stock, 30,000 of which vested on January 2, 2006 and 120,000 of which vest over a two-year period from the date of grant.
(4) Includes 120,000 restricted shares of common stock, vesting over a two-year period from the date of grant, November 6, 2007.

Change in Control

On January 16, 2008, the Registrant entered into a Share Exchange Agreement with iDcentrix, Inc., a Delaware corporation, pursuant to which the Registrant agreed to exchange all of the issued and outstanding common shares of iDcentrix held by shareholders of iDcentrix for an equal number of common shares of the Registrant representing an exchange ration of 1:1. Upon completion of the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Registrant.

Pursuant to the Share Exchange, the Registrant issued 18,762,000 shares of its common stock to shareholders of iDcentrix. After the Share Exchange, the holders of iDcentrix shares that were exchanged for shares of the Registrant now hold 56.9% of the Registrant’s issued and outstanding common shares. This includes Fortress Paper Ltd., which now holds 31.97% of the Registrant’s issued and outstanding common shares, subject to certain escrow provisions. Further, under the terms of the Share Exchange Agreement, the Registrant’s Board of Directors agreed to appoint the four (4) directors of iDcentrix to the Board of Directors of the Registrant and the Registrant’s sole director before the Share Exchange, Linda S. Smith, resigned. The new Board of Directors consists of Francine Dubois, Paul Gifford, Michael Harris, and Bruce Morris. Additionally, the Board of Directors of the Registrant accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer, President, and Chief Financial Officer.

Directors, Executive Officers, Promoters and Control Persons

Upon Closing of the Share Exchange, the Registrant caused its sole director, Linda S. Smith, to resign as director of the Registrant and caused Francine Dubois, Paul Gifford, Bruce Morris and Michael Harris, directors of iDcentrix, to be appointed as the directors of the Registrant, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Registrant’s Articles of Incorporation or Bylaws. Additionally, the Board of Directors of the Registrant accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer, President, and Chief Financial Officer.

The following table sets forth the names, positions held and dates of appointment for the directors and executive officers of the Registrant.

Name	Position	Held Office or Position Since

Francine Dubois	President, Chief Executive Officer, Chief Financial Officer and Director	January 31, 2008

Paul Gifford	Director	January 31, 2008

Bruce Morris	Director	January 31, 2008

Michael Harris	Director	January 31, 2008

Francine Dubois – President, Chief Executive Officer and Director

Ms. Francine Dubois (44) previously served as the vice president of Oberthur Card Systems (8 years) and as the general manager of ASD Software (7 years). In addition, she implemented global site licenses with Motorola and Nortel Networks. She has also served as an elected member of the Board of the Smart Card Alliance (www.SmartCardAlliance.org).

Paul Gifford – Director

Mr. Paul Gifford (55), is a seasoned leader in the high-technology business. Most recently, he was founder, Chief Executive Officer, and director for 4HomeMedia, Inc. From 2001 to 2005, Mr. Gifford served as the President and Chief Operating Officer at Digimarc Corp., where he managed the development of a world-wide counterfeit deterrence application and led the transformation of the company into a global market leader for the development and issuance of highly secure identification documents. Prior to Digimarc, Mr. Gifford was the President and Chief Operating Officer and director at Andromedia Inc., which was acquired by Macromedia, Inc. in an equity transaction in 1999.Prior to Andromedia, Mr. Gifford was Vice-President for Engineering and Marketing at NAS systems pioneer Auspex Systemas Inc. Mr. Gifford received his BSEE and MSEE degrees from the Rochester Institute for Technology, and has an Executive MBA from Stanford University.

Bruce Morris – Director

Mr. Bruce Morris (53) has more than 25 years of expertise in management, strategic planning, sales and business development. Many of his demonstrated accomplishments in online, print and live event product development and international business stem from his 14 years at Thomson Financial/Source Media. Mr. Morris joined Thomson in 1992 as EVP of Securities Data Publishing and was named its President/CEO in 1995. When he left Thomson in 2006, he was the President of its Source Media Banking Group. Prior to Thomson, Mr. Morris worked first for Lebhar Friedman as Director Retail Promotions and later as an Advertising Sales Representative. In 1985, he moved to Fairchild Publications, where he held the positions of National Sales Manager, Ad Director and Publisher. In 1990, Bruce was brought on board as VP/Group Publisher of Financial Services Week and Securities Traders Monthly at Investment Dealers Digest, Inc. Mr. Morris received his BS in marketing from Pennsylvania State University in 1979.

Michael Harris – Director

Mr. Michael Harris (58) has more than 30 years of legal experience. For more than 13 years, Michael supervised and managed all legal services at The Thomson Corporation (NYSE: TOC), where he was first Vice-President, then the Senior Vice-President, General Counsel and Corporate Secretary. At Thomson, Mr. Harris was responsible for negotiating and completing tactical and strategic acquisitions. Since retiring from that role, Mr. Harris has provided legal assistance to a subsidiary of Reuters plc and British Telecom plc, has consulted for Apax Partners, and is currently consulting for NYFIX, Inc., a publicly-traded company in which Warburg Pincus is an investor. Mr. Harris was also Executive Vice President, General Counsel, Secretary and co-founder of Debt Resolve, Inc. until 2005. Prior to The Thomson Corporation, Mr. Harris managed all legal services for United Merchants and Manufacturers, and served as a Corporate Counsel at IPCO Corporation, both NYSE-listed companies. Mr. Harris started his legal career at Skadden, Arps, Slate, Meagher & Flom. Mr. Harris received a BA degree from New York University, with honors, and a JD degree from St. John’s University School of Law in 1974. He is a member of the bars of the States of New York and Connecticut..

None of the Registrant’s executive officers or key employees is related by blood, marriage or adoption to any other director or executive officer.

During the past five years, none of the new directors to be appointed have been the subject of the following events:

1.
Any bankruptcy petition filed by or against any business of which Mr. Collins and Ms. Smith were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Collins’s and Ms. Smith’s involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Executive Compensation

Summary Compensation

The following table sets forth information with respect to compensation paid by the Registrant to its officers during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation (i)	Total ($) (j)
Linda S. Smith (1) Former President, Treasurer, Secretary, Director	2007	0	0	0	0	0	0	0	0

Allen Collins (2)	2007	0	0	0	0	0	0	0	0
Former President, Treasurer,	2006	0	0	0	0	0	0	0	0
Secretary, Director	2005	0	0	0	0	0	0	0	0
(1) Ms. Smith was appointed as the Registrant’s president, treasurer, secretary and director on November 8, 2007. Ms. Smith resigned as the Registrant’s president, treasurer, secretary and director on January 31, 2008.
(2) Mr. Collins resigned as the Registrant’s president, treasurer, secretary and director on November 8, 2007.

The Registrant did not pay any salary or otherwise compensate its executive officers in the past three fiscal years. Pursuant to the Share Exchange with iDcentrix, Inc., the Board of Directors of the Registrant accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer, President, and Chief Financial Officer. The Registrant expects to assume the contract between Ms. Dubois and iDcentrix in respect to compensation for Ms. Dubois’s services as an officer of the Registrant. The following is a summary of Ms. Dubois’s current employment contract with iDcentrix.

Francine Dubois—Employment Contract

On January 3, 2007, iDcentrix entered into an employment contract with Francine Dubois, which was amended and restated as of November 6, 2007, pursuant to which the parties contracted for Francine Dubois’ services as the president and chief executive officer of iDcentrix in consideration of an annual salary of $120,000, an aggregate cash bonus of $50,000 payable on the achievement of objectives contained in the employment agreement (as detailed below), full benefits, a grant of five hundred thousand (500,000) Common Shares subject to restrictions (as detailed below) and one million Common Shares pursuant to an Option Plan Agreement (the terms of which are described in “Option Plans and Agreements” below). In addition, Francine Dubois was entitled to purchase five hundred thousand (500,000) Common Shares by issuing a note to iDcentrix for $50,000, which shares are subject to a repurchase right in iDcentrix. The note issued by Francine Dubois was forgiven immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement. On January 16, 2008, the Board of Directors of iDcentrix approved an increase in Ms. Dubois annual salary to $140,000, and granted an incentive bonus of $40,000 based on her preparation of a narrative of achievements against goals in her employment contract for 2007.

Contemplated Compensation Agenda for Francine Dubois

Business Milestones	Cash Bonus Performance Objectives	Restricted Share Vesting
Successful listing on a public stock exchange	If completed by December 31, 2007, $16,666	125,000
Completion of License Agreement (Fortress Paper)	—	125,000
Closing of 2nd Financing of Public Life ($3,000,000)	—	125,000
Closing of 1st Strategic Deal (Alliance or Contract)	—	125,000
Closing of $4,000,000 equity financing prior to December 31, 2007	$16,666	—
Presentation to the Board of a 2008 Business Plan in January 2008	$16,667	—

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to the Registrant’s named executive officers.

Equity Awards

During the past three fiscal years, the Registrant has not had any long-term incentive plans that provide compensation intended to serve as incentive for performance. The Registrant has one non-qualified stock option plan registered on Form S-8, SEC file no. 333-126739. Under the plan, the Board of Directors has full discretion to determine the number of options, number of shares underlying each option, the exercise price of the option and all other details relating thereto.

Pursuant to and by virtue of the Share Exchange, iDcentrix assigned to, and the Registrant assumed, the 2007 Equity Participation Plan of iDcentrix (iDcentrix Equity Plan). At the Effective Time, as defined in the Share Exchange Agreement, any option to purchase common shares of iDcentrix issued and outstanding immediately prior to the Closing Date (iDcentrix Option) were converted into and became rights with respect to common shares of the Registrant, and the Registrant assumed each such iDcentrix Option in accordance with the terms (as in effect as of the date of the Share Exchange Agreement) of the iDcentrix Equity Plan under which it was issued and the terms of the stock option agreement by which it is evidenced. The iDcentrix Equity Plan provides compensation intended to serve as incentive for performance. From and after the Closing Date, (i) each iDcentrix Option assumed by the Registrant may be exercised solely for common shares of the Registrant, (ii) the number of common shares of the Registrant subject to each such iDcentrix Option will be equal to the number of common shares of iDcentrix subject to such iDcentrix Option immediately prior to the Closing Date, (iii) the per share exercise price under each such iDcentrix Option will be equal to the per share exercise price immediately prior to the Closing Date, and (iv) any restriction on the exercise of any such iDcentrix Option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such iDcentrix Option will otherwise remain unchanged; the option exercise price, the number of common shares of the Registrant purchasable pursuant to such option and the terms and conditions of exercise of such option will be determined in order to comply with Section 424(a) of the Code. Terms applicable to Restricted Shares granted under the iDcentrix Equity Plan shall continue to apply following the Closing Date, but shall apply to the Registrant.

The following is summary of the assumed option plan and agreements related thereto.

2007 Equity Participation Plan of iDcentrix

The 2007 Equity Participation Plan of iDcentrix, Inc., effective May 1, 2007, provides for awards in respect of up to 3,400,000 shares of iDcentrix common stock in the form of stock options, as well as restricted stock, performance, dividend equivalent or stock payment awards. The iDcentrix Equity Plan is administered by the compensation committee of the Board of Directors. Employees, independent directors and consultants selected by the committee are eligible to receive awards under the iDcentrix Equity Plan. Incentive stock options, however, may only be granted to employees and no more than 500,000 shares may be subject to incentive stock options. A participant may not receive awards in respect of more than 2,000,000 shares, in the aggregate, in one year. As of January 31, 2008, 1,480,000 shares remained available for grant under the iDcentrix Equity Plan. The iDcentrix Equity Plan was approved by the shareholders of iDcentrix.

The Registrant has assumed the iDcentrix Equity Plan and all agreements entered into thereunder in connection with the Share Exchange.

Stock Option Agreements of iDcentrix

On May 1, 2007, iDcentrix and Francine Dubois entered into a Non-Qualified Stock Option Agreement pursuant to the iDcentrix Option Plan granting Francine Dubois 1,000,000 stock options exercisable to acquire common shares at an exercise price of $0.30 per common share. The vesting of stock options under the Option Agreement requires the successful completion of each instalment of the continuous employment conditions with iDcentrix. The employment instalment/option vesting schedule is stated below*:

Number of Months employed by iDcentrix or its subsidiary	Number of Shares Eligible for Exercise under the Option Agreement
6 months	250,000
12 months	250,000
18 months	250,000
24 months	250,000
Total:	1,000,000

* The Compensation Committee, in its absolute discretion, may waive or modify the employment condition requirement

According to the Option Agreement, the above stated segments cannot be exercised following the occurrence of: (a) the expiration date set forth in the Option Agreement, but not later than seven (7) years from the date of grant; (b) ten (10) days after the termination of employment of Francine Dubois, if such termination results from discharge of Francine Dubois by iDcentrix or its subsidiary for “cause”; (c) one (1) year after the date of termination of employment, if such termination resulted by reason of death or disability; or (d) ninety (90) days after the date of termination of employment for any reason other than death, disability or dismissal by iDcentrix or its subsidiary for cause.

In addition, the iDcentrix Equity Plan provides that the occurrence of any “Corporate Transaction” (as defined in the iDcentrix Equity Plan) would render options granted thereunder fully exerciseable immediately prior to the effective date of the Corporate Transaction. However, no acceleration would be permitted if: (a) the iDcentrix Equity Plan is, in connection with the Corporate Transaction, either to be assumed by the successor or survivor corporation (or parent thereof) or to be replaced with a reasonably comparable right with respect to the common shares of the surviving corporation, or (b) if the acceleration is subject to other limitations imposed by the Compensation Committee. The iDcentrix Equity Plan specifically states that the Share Exchange does not constitute a Corporate Transaction.

Option and Restricted Stock Grants During the Most Recently Completed Fiscal Year - iDcentrix

iDcentrix has granted 920,000 restricted common shares of iDcentrix and 1,000,000 stock options under the iDcentrix Option Plan. As detailed above under the section sub-heading “Stock Option Agreements of iDcentrix,” Francine Dubois received one million (1,000,000) stock options exercisable to acquire common shares at an exercise price of $0.30 per common share. iDcentrix granted five hundred thousand (500,000) restricted common shares to Francine Dubois, which vest upon attainment of performance objectives as detailed above under the section “Francine Dubois- Employment Contract.”

Paul Gifford and Michael Harris were each granted an aggregate of one hundred fifty thousand (150,000) restricted common shares on November 6, 2007. Bruce Morris was granted one hundred twenty thousand (120,000) restricted common shares on November 6, 2007. As to each director, 120,000 restricted common shares vest over a two year period and for Paul Gifford and Michael Harris, an additional 30,000 restricted common shares vested January 31, 2008.

All of the agreements have been assumed by the Registrant pursuant to the terms of the Share Exchange Agreement.

Aggregated Options Exercised During the Most Recently Completed Fiscal Year

None of the stock options granted during the most recent fiscal year have been exercised.

Compensation of Directors

The following table sets forth information with respect to compensation paid by us to the Registrant’s directors during the last completed fiscal year. The Registrant’s fiscal year end is January 31, 2007:

Director Compensation Table

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)	(d) Option Awards ($)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(g) All Other sation ($)	(h) Total ($)
Allen Collins (1)	0	0	0	0	0	0	0
Linda S. Smith (2)	0	0	0	0	0	0	0
(1) Mr. Collins resigned as the Registrant’s director on November 8, 2007.
(2) Ms. Smith was appointed as the Registrant’s director on November 8, 2007. Ms. Smith resigned as the Registrant’s director on January 31, 2008.

Historically, the Registrant’s directors have not received any compensation for serving as members of the board of directors.

Under the terms of the Share Exchange Agreement, the Registrant’s Board of Directors agreed to appoint the four (4) directors of iDcentrix to the Board of Directors of the Registrant and the Registrant’s sole director before the Share Exchange, Linda S. Smith, resigned. The new Board of Directors consists of Francine Dubois, Paul Gifford, Michael Harris, and Bruce Morris.

iDcentrix compensated its directors with restricted common shares, as described under the section sub-heading “Option and Restricted Stock Grants During the Most Recently Completed Fiscal Year - iDcentrix” and cash. Each of the directors will receive at least $12,000 on each of five vesting dates and Paul Gifford and Michael Harris will also each receive at least $15,000 no later than March 1, 2008.

Certain Relationships and Related Transactions, and Director Independence

Related Transactions – the Registrant

In January 2004, the Registrant issued a total of 2,500,000 shares of restricted common stock to Woodburn Holdings, Ltd., a corporation owned and controlled by Robert M. Baker, a former officer and director of the Registrant, in consideration of $25, and 2,500,000 shares of restricted common stock to Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald in consideration of $25. This was accounted for as a purchase of common stock.

In June 2003, Mr. Baker and Ms. MacDonald loaned the Registrant $21,115 to pay for the cost of staking the property, for legal fees connected with the Registrant’s incorporation, paid a portion of the legal fees for the Registrant’s initial public offering, and paid accounting fees. There is no document evidencing the loan; the loan is without interest; and, there are no specific terms of repayment.

On March 24, 2006, Woodburn Holdings Ltd., a corporation owned and controlled by Robert M. Baker, the Registrant’s then president, principal executive officer, treasurer, principal financial officer, and principal accounting officer conveyed 2,500,000 shares of the Registrant’s common stock to Allen Collins. On the same date, Dimac Capital Corporation, a corporation owned and controlled by Kathrine MacDonald, one of the Registrant’s shareholders, conveyed 2,500,000 shares of the Registrant’s common stock to Allen Collins. The foregoing shares constituted all of the shares of the Registrant’s common stock owned by Woodburn Holdings Ltd., Robert M. Baker, Dimac Capital Corporation, and Kathrine MacDonald. After the sale aforesaid, Mr. Collins owned 5,000,000 shares of the Registrant’s common stock or 83.26% of the Registrant’s total shares of common stock outstanding at that time.

At January 31, 2007, the Registrant owed $1,529 to Woodburn Holdings Ltd. owned by Robert M. Baker, the Registrant’s former president. The debt is unsecured, interest free and repayable on demand.

At January 31, 2007, the Registrant owed $8,400 to Allen Collins, the Registrant’s president at that time. The debt incurred is accounting fees paid by Mr. Collins. In 2007, the Registrant paid the debt in full.

The Registrant owed $8,300 to Robert M. Baker, the Registrant’s former president. The debt incurred is consulting fees paid by Mr. Baker. The Registrant paid the debt in full in 2006.

Related Transactions – iDcentrix

In April 2007, iDcentrix and Fortress Paper entered into the First Sub-license Agreement to grant iDcentrix the exclusive rights to use and exploit the LQard® I and II identification card technology (LQard Technology) in Canada in consideration for 3,500,000 iDcentrix Shares, representing about 39% of iDcentrix’s outstanding iDcentrix Shares at that time.

Simultaneous with the closing of the Share Exchange with the Registrant, iDcentrix entered into the Second Sub-license Agreement (collectively with First Sub-license Agreement, as amended, Sub-License Agreements) with Fortress Paper to sub-license the exclusive right to use and exploit, within the United States and Mexico (Primary Territory), the LQard Technology and all associated data, trade secrets, etc., as well as to use any equipment required to manufacture and use the LQard Technology in the Primary Territory. In addition, the Second Sub-license Agreement grants iDcentrix the non-exclusive, non-transferable right and sublicense to use and exploit worldwide, excluding Canada, the United States, Mexico, Switzerland and Africa (Secondary Territory), the LQard Technology and all associated data, trade secrets, etc., as well as to use any equipment required to manufacture and use the LQard Technology.

In consideration for the sub-licenses granted in the Second Sub-License Agreement, iDcentrix issued Fortress Paper an additional 6,500,000 iDcentrix Shares. All 10,000,000 iDcentrix Shares issued to Fortress Paper were exchanged for Sterling Gold Shares pursuant to the Share Exchange.

Following the Share Exchange, Fortress Paper owns 31.02% of the issued and outstanding shares of the Registrant. For more information on the Sub-license Agreements see the disclosure under the heading “Fortress Paper Sub-license Agreements” above.

Director Independence

Under the terms of the Share Exchange Agreement, the Registrant’s Board of Directors agreed to appoint the four (4) directors of iDcentrix to the Board of Directors of the Registrant and the Registrant’s sole director before the Share Exchange, Linda S. Smith, resigned. The new Board of Directors consists of Francine Dubois, Paul Gifford, Michael Harris, and Bruce Morris. The new Board of Directors has determined that Michael Harris, Paul Gifford, and Bruce Morris are independent directors pursuant to the rules of the American Stock Exchange.

Description of Securities

Common Stock

The Registrant’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of the Registrant’s common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by the Registrant’s board of directors;

•	are entitled to share ratably in all of the Registrant’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Registrant’s affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The Registrant refers you to the Registrant’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Registrant’s securities.

Non-cumulative Voting

Holders of shares of the Registrant’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Registrant’s directors.

Cash Dividends

As of the date of this current report, the Registrant has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Registrant’s board of directors and will depend upon the Registrant’s earnings, if any, the Registrant’s capital requirements and financial position, the Registrant’s general economic conditions, and other pertinent conditions. It is the Registrant’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Registrant’s business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in the Registrant’s control, however, they only apply when the Registrant has 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on the Registrant’s stock ledger and the Registrant does business in Nevada directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, the Registrant has no Nevada shareholders. Further, the Registrant does not do business in Nevada directly or through an affiliate corporation and does not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in the Registrant’s control.

Stock Transfer Agent

The Registrant’s stock transfer agent for the Registrant’s securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

Market for Common Stock

The Registrant’s shares are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “SGCO.” A summary of trading by quarter for the first fiscal quarter of 2007 and for 2006 and 2005 fiscal years is as follows:

Fiscal Quarter	High Bid	Low Bid
2007
Fourth Quarter 11-1-07 to 1-31-07	$0.70	$0.50
Third Quarter 8-1-07 to 10-31-07	$0.70	$0.62
Second Quarter 5-1-07 to 7-31-07	$1.37	$0.56
First Quarter 2-1-07 to 4-30-07	$1.50	$0.65

2006
Fourth Quarter 11-1-06 to 1-31-07	$0.90	$0.51
Third Quarter 8-1-06 to 10-31-06	$1.05	$0.51
Second Quarter 5-1-06 to 7-31-06	$2.80	$0.75
First Quarter 2-1-06 to 4-30-06	$1.37	$0.55
2005
Fourth Quarter 11-1-05 to 1-31-06	$0.55	$0.30
Third Quarter 8-1-05 to 10-31-05	$0.58	$0.30
Second Quarter 5-1-05 to 7-31-05	$0.48	$0.15
First Quarter 2-1-05 to 4-30-05	$0	$0

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of January 31, 2008, following the consummation of the Share Exchange, the Registrant had 72 holders of record of its common stock.

Dividends

The Registrant has not declared any cash dividends, nor does it intend to do so. The Registrant is not subject to any legal restrictions respecting the payment of dividends, except that dividends may not be paid if such payment would render the Registrant insolvent. Dividend policy will be based on the Registrant’s cash resources and needs and it is anticipated that all available cash will be needed for the Registrant’s operations in the foreseeable future.

Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0		$0.00	0
Equity compensation plans not approved by security holders(1)	1,920,000	(2)	$0.30	11,480,000	(3)
TOTAL	1,920,000		$0.30	11,480,000

(1)
The Registrant has two stock option plans: the 2005 Nonqualified Stock Option Plan which includes 10,000,000 common shares and pursuant to which no options have been granted and the 2007 Equity Participation Plan of iDcentrix, Inc. which the Registrant assumed as part of the Share Exchange with iDcentrix, Inc., and pursuant to which up to 3,400,000 shares of common stock may be issued in the form of stock options, as well as restricted stock, performance, dividend equivalent or stock payment awards.

(2)
Consists of 920,000 restricted common shares and 1,000,000 stock options under the iDcentrix Option Plan, which the Registrant assumed under the Share Exchange Agreement with iDcentrix, Inc. Francine Dubois received one million (1,000,000) stock options exercisable to acquire common shares at an exercise price of $0.30 per common share and five hundred thousand (500,000) restricted common shares, which vest upon attainment of performance objectives. Paul Gifford and Michael Harris were each granted an aggregate of one hundred fifty thousand (150,000) restricted common shares on November 6, 2007. Bruce Morris was granted one hundred twenty thousand (120,000) restricted common shares on November 6, 2007. As to each director, 120,000 Restricted Shares vest over a two-year period and for Paul Gifford and Michael Harris, an additional 30,000 shares vest no later than 6 months after the date of grant.

(3)	Consists of 10,000,000 common shares available under the 2005 Nonqualified Stock Option Plan and 1,480,000 common shares available under the 2007 Equity Participation Plan of iDcentrix, Inc.

2005 Nonqualified Stock Option Plan

The Registrant has one non-qualified stock option plan called the 2005 Nonqualified Stock Option Plan which is registered on Form S-8, SEC file no. 333-126739 under which the Registrant’s shares of common stock have been authorized for issuance to its officers, directors, employees and consultants. The plan provides for the issuance of stock options for services rendered to the Registrant. The Board of Directors is vested with the power to determine the terms and conditions of the options. The plan includes 10,000,000 common shares. As of the date hereof, no options had been granted under this plan.

2007 Equity Participation Plan of iDcentrix

For details concerning the 2007 Equity Participation Plan of iDcentrix, please see the disclosure under the section heading “Executive Compensation – Equity Awards.”

Legal Proceedings

Neither the Registrant nor any of its properties is currently subject to any material legal proceedings or other regulatory proceedings and none are contemplated by the Registrant, or to the knowledge of the Registrant, threatened against it.

Changes in and Disagreements with Accountants

On January 22, 2008, the Registrant received a notice of resignation from its principal registered independent public accountant, Morgan & Company.

In the letter of resignation, Morgan & Company lists as some of the factors regarding its decision to resign as: (i) geographic concerns relating to the Registrant’s possible substantial operating business in El Segundo, California following the planned acquisition of iDcentrix, Inc., as announced in the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 12, 2007, (ii) Morgan & Company’s belief that following the acquisition of iDcentrix, Inc, the proper auditor of the consolidated financial statements would be iDcentrix, Inc.’s auditor, (iii) as the location of management following the acquisition will be in the United States, a local United States auditor would be more appropriate, and (iv) Morgan & Company does not have sufficient specific business knowledge of iDcentrix, Inc. to effectively audit its operations.

During each of the Registrant’s past two fiscal years and any interim period preceding the resignation of Morgan & Company, Morgan & Company has issued a report on the Registrant’s financial statements for the fiscal years ended December 31, 2006 and 2005. During the past two fiscal years and any interim period preceding the resignation of Morgan & Company, Morgan & Company’s principal accountant reports on the Registrant’s financial statements for both of the fiscal years ended December 31, 2006 and 2005 contained a disclaimer paragraph concerning uncertainty as to the Registrant’s ability to continue as a going concern. Other than the disclaimer regarding the Registrant’s ability to continue as a going concern, during the past two fiscal years and any interim period preceding the resignation of Morgan & Company, no other adverse opinion or disclaimer of opinion was issued and no opinion was modified as to uncertainty, audit scope or accounting principles.

In the two most recent fiscal years and any interim period preceding the resignation of Morgan & Company, based on the Registrant’s communications with Morgan & Company, to date, the Registrant is not aware of any disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Morgan & Company, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports.

Based on the Registrant’s communications with Morgan & Company, to date, the Registrant is not aware of any reportable events (as defined in Item 304(a)(1)(iv)(B) of Regulation S-B) that have occurred during the two most recent fiscal years and the interim period preceding the resignation of Morgan & Company.

Recent Sales of Unregistered Securities

As of January 31, 2008, the Registrant had 32,242,000 common shares issued and outstanding, 6,187,500 common shares acquirable upon exercise of outstanding common share purchase warrants, and 1,000,000 outstanding options to purchase common shares.

The Registrant issued 5,000,000 shares of common stock on a private placement basis in January 2004. This was accounted for as a purchase of shares of common stock. The common shares were sold pursuant to Section 4(2) of the Securities Act. Just prior to the Share Exchange with iDcentrix, 4,900,000 of these shares of common stock were cancelled.

In April and May, 2007, the Registrant sold 1,249,000 Units to four individuals at an offering price of $0.05 per Unit and raised $62,450. Each Unit was comprised of one share of common stock and one warrant. Two warrants and the payment of $0.25 allows the holder to acquire one additional share of common stock. The warrants expire 5 years from the date of the subscription agreement executed by the holder. The Units were sold pursuant to the exemption from registration contained in Regulation 506 of the Securities Act of 1933. A Form D was filed with the Securities and Exchange Commission and in each state where sales were made. Each subscriber represented that he was an accredited investor

In May, 2007, the Registrant sold 11,126,000 Units to seventeen persons at an offering price of $0.05 per Unit and raised $556,300. Each Unit was comprised of one share of common stock and one warrant. Two warrants and the payment of $0.25 allows the holder to acquire one additional share of common stock. The warrants expire 5 years from the date of the subscription agreement executed by the holder. The Units were sold pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. Each purchaser represented that he was not a US person and each transaction took place outside the United States of America.

On January 31, 2008, the Registrant consummated a Share Exchange with iDcentrix, Inc. pursuant to a Share Exchange Agreement, dated January 16, 2008 by and between the Registrant, iDcentrix, Inc., all the shareholders of iDcentrix and Francine Dubois as the shareholder representative. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 common shares upon closing of the Share Exchange. The common shares were issued to iDcentrix shareholders outside the United States pursuant to Regulation S promulgated under the Securities Act, and to iDcentrix shareholders within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and Bylaws of the corporation, the Registrant may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, the Registrant may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, the Registrant must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, the Registrant is informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Financial Statements

The audited financial statements for iDcentrix, Inc. for the period from January 3, 2007 (“inception”) to October 31, 2007, are filed as exhibits to this Current Report on Form 8-K. This includes the following:

•	Balance Sheet as of October 31, 2007;

•	Statement of Operations for the period from January 3, 2007 (“inception”) to October 31, 2007;

•	Statement of Stockholders’ Deficiency for the period from January 3, 2007 (“inception”) to October 31, 2007;

•	Statement of Cash Flows for the period from January 3, 2007 (“inception”) to October 31, 2007; and

•	Notes to Financial Statements for the period from January 3, 2007 (“inception”) to October 31, 2007.

Pro forma financial statements showing the effect of the acquisition of iDcentrix, Inc. on the financial statements of the Registrant are filed as exhibits to this Current Report on Form 8-K.

Index to Exhibits

Please see the index to exhibits provided in this current report under Item 9.01 “Financial Statements and Exhibits,” below.

ITEM 3.02 – Unregistered Sales of Equity Securities

On January 31, 2008, the Registrant consummated a Share Exchange with iDcentrix, Inc. pursuant to a Share Exchange Agreement, dated January 16, 2008 by and between the Registrant, iDcentrix, Inc., all the shareholders of iDcentrix and Francine Dubois as the shareholder representative. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 common shares upon closing of the Share Exchange. The common shares were issued to iDcentrix shareholders outside the United States pursuant to Regulation S promulgated under the Securities Act, and to iDcentrix shareholders within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

For more information on the Share Exchange Agreement see the disclosure under Item 1.01 “Entry into a Material Definitive Agreement.”

ITEM 5.01- Changes in Control of Registrant

On January 16, 2008, the Registrant entered into a Share Exchange Agreement with iDcentrix, Inc., a Delaware corporation, pursuant to which the Registrant agreed to exchange all of the issued and outstanding common shares of iDcentrix held by shareholders of iDcentrix for an equal number of common shares of the Registrant representing an exchange ration of 1:1. Upon completion of the Share Exchange, iDcentrix became a wholly-owned subsidiary of the Registrant.

Pursuant to the Share Exchange, the Registrant issued 18,762,000 shares of its common stock to shareholders of iDcentrix. After the Share Exchange, the holders of iDcentrix shares that were exchanged for shares of the Registrant now hold 56.9% of the Registrant’s issued and outstanding common shares. This includes Fortress Paper Ltd., which now holds 31.97% of the Registrant’s issued and outstanding common shares, subject to certain escrow provisions. Further, under the terms of the Share Exchange Agreement, the Registrant’s Board of Directors agreed to appoint the four (4) directors of iDcentrix to the Board of Directors of the Registrant and the Registrant’s sole director before the Share Exchange, Linda S. Smith, resigned. The new Board of Directors consists of Francine Dubois, Paul Gifford, Michael Harris, and Bruce Morris. Additionally, the Board of Directors of the Registrant accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer, President, and Chief Financial Officer.

For more information on the Share Exchange Agreement see the disclosure under Item 1.01 “Entry into a Material Definitive Agreement.”

For the information required to be disclosed pursuant to Item 5.01(a)(8) and 5.01(b) see the disclosure under Item 2.01 “Completion of Acquisition”.

ITEM 5.02 – Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers

Upon consummation of the Share Exchange, on January 31, 2008, the Registrant caused its sole director, Linda S. Smith, to resign as director of the Registrant and caused Francine Dubois, Paul Gifford, Bruce Morris and Michael Harris, directors of iDcentrix, to be appointed as the directors of the Registrant, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Registrant’s Articles of Incorporation or Bylaws. Additionally, the Board of Directors of the Registrant accepted the resignation of Linda S. Smith as president, principal executive officer, principal accounting officer, principal financial officer, secretary and treasurer and appointed Francine Dubois to the office of Chief Executive Officer, President, and Chief Financial Officer.

For the information required to be disclosed pursuant to Item 5.02(c)(2), see the disclosure under Item 2.01 “Completion of Acquisition”.

ITEM 5.03 – Amendments to Bylaws

Pursuant to the Share Exchange Agreement, on January 28, 2008, the Registrant amended and restated its Bylaws. Such Amendment and Restatement of the Bylaws among other things: (i) decreased quorum requirements for a meeting of the shareholders of the Registrant from the current requirement of a majority of shares entitled to vote to one-third of the shares entitled to vote and (ii) decreased the number of shares required to take action pursuant to a written consent of the shareholders from two-thirds of the shares entitled to vote to a majority of the shares entitled to vote (the statutory minimum).

The complete text of the amended and restated Bylaws of the Registrant are attached as an Exhibit to this Current Report on Form 8-K.

ITEM 5.06 – Change in Shell Company Status

As described above in Item 1.01 “Entry into a Material Definitive Agreement,” the Registrant consummated a Share Exchange with all the shareholders of iDcentrix pursuant to the Share Exchange Agreement. Following the Share Exchange, iDcentrix is a wholly-owned subsidiary of the Registrant. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of iDcentrix were exchanged on a one-for-one basis for common shares of the Registrant. The Registrant issued 18,762,000 Sterling Gold Shares upon closing of the Share Exchange as consideration for the iDcentrix shares. The exchange rate for the Share Exchange was determined through the arms-length negotiations between the management of the Registrant and the management of iDcentrix.

Prior to the Share Exchange, none of the Registrant, its affiliates, its directors or officers, or any associate of any director or officer had any material relationship with iDcentrix, any of its affiliates, or any director, officer, or any associate of any director or officer of iDcentrix, or any shareholder of iDcentrix.

For the information required to be disclosed pursuant to Item 5.06, see the disclosure under Item 1.01 “Entry into a Material Definitive Agreement”.

ITEM 9.01 – Financial Statements and Exhibits

Financial Statements of Business Acquired and Pro Forma Financial Information

A.
The audited financial statements for iDcentrix, Inc. for the period from January 3, 2007 (“inception”) to October 31, 2007, are filed as exhibits to this Current Report on Form 8-K. This includes the following:

•	Balance Sheet as of October 31, 2007;

•	Statement of Operations for the period from January 3, 2007 (“inception”) to October 31, 2007;

•	Statement of Stockholders’ Deficiency for the period from January 3, 2007 (“inception”) to October 31, 2007;

•	Statement of Cash Flows for the period from January 3, 2007 (“inception”) to October 31, 2007; and

•	Notes to Financial Statements for the period from January 3, 2007 (“inception”) to October 31, 2007.

B.	Unaudited pro forma financial statements of iDcentrix, Inc. and Sterling Gold Corp. as at October 31, 2007 and for the ten-month period ending October 31, 2007.

Exhibits

Exhibit #	Corresponding Form 1-A Exhibit #	Description

99.1	2 .1(1)	Articles of Incorporation
99.2	2 .2	Amended and Restated Bylaws
99.3	5 .1(1)	Trust Agreement
99.4	6 .1(2)	2005 Non-Qualified Stock Option Plan
99.5	6 .2	Share Exchange Agreement between the Registrant and iDcentrix, Inc., dated January 16, 2008
99.6	6 .3	Amended and Restated Technology Sub-license Agreement, dated January 31, 2008, by and between Fortress Paper Ltd. and iDcentrix, Inc.
99.7	6 .4	Technology Sub-license Agreement (US), dated January 31, 2008, by and between Fortress Paper Ltd. and iDcentrix, Inc.
99.8	6 .5	Employment Agreement, made January 3, 2007, as amended November 6, 2007, by and between iDcentrix, Inc. and Francine Dubois
99.9	6 .6	Escrow Agreement, dated January 31, 2008, by and between the Registrant, Fortress Paper Ltd. and Kelley Drye & Warren LLP
99.10	6 .7	Registration Rights Agreement, dated January 31, 2008, by and between the Registrant, Fortress Paper Ltd., and iDcentrix, Inc
99.11	6 .8	Consulting Agreement, entered into as of February 15, 2007, by and between iDcentrix, Inc. and Thierry Weibel
99.12	6 .9	Consulting Agreement, entered into as of March 1, 2007, between iDcentrix, Inc. and Arni Johansson
99.13	6 .10	Consulting Agreement, entered into as of October 1, 2007, by and between iDcentrix, Inc. and Canadian Nexus Ventures Ltd
99.14	6 .11	Consulting Agreement, entered into as of October 25, 2007, by and between iDcentrix, Inc. and Tate Preston
99.15	6 .12	Consulting Agreement, entered into as of October 28, 2007, by and between iDcentrix, Inc. and Bandari Beach Lim & Cleland, LLP
99.16	6 .13	2007 Equity Participation Plan of iDcentrix, Inc.
99.17	6 .14	Assignment and Assumption Agreement, dated January 31, 2008, by and between iDcentrix, Inc, and the Registrant
99.18	7 .1	List of Material Patents

(1)	Previously filed with the SEC on Form SB-2 on February 20, 2004.
(2)	Previously filed with the SEC on Form S-8 on July 20, 2005.

IDCENTRIX
(A Development Stage Enterprise)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 3, 2007 (“INCEPTION”) TO OCTOBER 31, 2007

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

FINANCIAL STATEMENTS

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders Equity	4

Statement of Cash Flows	5

NOTES TO FINANCIAL STATEMENTS	6 - 14

Report of Independent Registered Public Accounting Firm

To the Shareholders of
IDCENTRIX, INC.
(A Development Stage Enterprise)
Los Angeles, California

We have audited the accompanying balance sheet of Idcentrix, Inc. (the “Company”) (a development stage company) as of October 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period from January 3, 2007 (inception) to October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Idcentrix, Inc. (a development stage company) at October 31, 2007 and the results of its operations and its cash flows for the period from January 3, 2007 (date of inception) to October 31, 2007, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Idcentrix, Inc. will continue as a going concern. The Company has incurred recurring operating losses and has an accumulated deficit at October 31, 2007. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Weinberg & Company, P.A.
Los Angeles, California
January 15, 2008

IDCENTRIX
(A Development Stage Enterprise)

BALANCE SHEET

OCTOBER 31, 2007

ASSETS

Current Assets
Cash and cash equivalents	$127,112
Prepaid expenses	9,883

Total current assets	136,995

Property and Equipment, net	10,447

Other Assets
Security deposits	11,848
Deferred offering costs	15,000
Sublicensing agreement	211,714

238,562

$386,004

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Trade payables	$208,401
Payroll liabilities	65,153

Total Liabilities	273,554

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Common stock, $0.0001 par value; 75,000,000 shares authorized; 8,500,000 shares issued and outstanding	850
Additional paid-in capital	979,087
Stock subscription receivable	(50,000)
Accumulated deficit	(817,487)

Total Stockholders’ Equity	112,450

Total Liabilities and Stockholders’ Equity	$386,004

See accompanying independent auditors' report and notes to financial statements.

IDCENTRIX
(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 3, 2007 (“INCEPTION”) TO OCTOBER 31, 2007

Revenue	$-

Operating Expenses
Selling, general and administrative	779,643
Research and development	40,096

819,739

Loss from Operations	(819,739)

Interest Income	2,252

Net Loss	$(817,487)

See accompanying independent auditors' report and notes to financial statements.

IDCENTRIX
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 3, 2007 (“INCEPTION”) TO OCTOBER 31, 2007

			Additional	Stock
	Common	Stock	Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total
Balance, January 3, 2007	-	$-	$-	$-	$-	$-

Private placements of common stock	4,500,000	450	655,843	-	-	656,293

Fair value of vested stock options to employee	-	-	45,644	-	-	45,644

Issuance of common stock to employee	500,000	50	49,950	(50,000)	-	-

Issuance of common stock in exchange for license agreement	3,500,000	350	227,650	-	-	228,000

Net Loss	-	-	-	-	(817,487)	(817,487)

Balance, October 31, 2007	8,500,000	$850	$979,087	$(50,000)	$(817,487)	$112,450

See accompanying independent auditors' report and notes to financial statements.

IDCENTRIX
(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JANUARY 3, 2007 (“INCEPTION”) TO OCTOBER 31, 2007

Cash Flows from Operating Activities
Net loss	$(817,487)
Depreciation and amortization	18,451
Fair value of vested stock options	45,644
Increase (decrease) in operating liabilities:
Prepaid expenses	(9,883)
Security deposits	(11,848)
Trade payables	208,401
Payroll liabilities	65,153

Net cash used in operating activities	(501,569)

Cash Flows from Investing Activities
Purchase of property and equipment	(12,612)

Net cash used in investing activities	(12,612)

Cash Flows from Financing Activities
Net proceeds from issuance of common stock	656,293
Deferred offering costs	(15,000)

Net cash provided by financing activities	641,293

Net Increase in Cash	127,112

Cash and Cash Equivalents, Beginning of Period	-

Cash and Cash Equivalents, End of Period	$127,112

Supplemental Non cash investing and financing activities:

Issuance of common stock in exchange for Sublicense agreement	$228,000
Issuance of common stock in exchange for a note receivable	$50,000

See accompanying independent auditors' report and notes to financial statements.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

NOTE 1 -	DESCRIPTION OF BUSINESS

iDcentrix (the “Company”) was incorporated in Delaware in January of 2007. The Company is in the business of producing hi-tech security identification solutions. Substantially all of the efforts of the Company are devoted to these business activities. The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises." All losses accumulated since the inception of the Company will be considered as part of the Company's development stage activities. The Company has generated no revenue. The ability of the Company to carry out its business plan rests with its ability to secure equity and other financing.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities. Since inception, the Company has been engaged in organizational activities, including research and development and obtaining financing. Through October 31, 2007, the Company has incurred accumulated losses of approximately $817,000. Successful completion of the Company’s development programs and its transition to attaining profitable operations is dependant upon obtaining financing adequate to complete its product development and the successful market introduction of its product and services. Subsequent to October 31, 2007, the Company raised $2.1 million commensurate with the completion of a reverse merger transaction (see Note 8).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of less than three months at the date of purchase to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. The Company uses the straight-line method of depreciation over the estimated useful lives of the respective assets for financial reporting purposes. Leasehold improvements are amortized over the shorter of the term of the lease or the life of the improvements. The estimated useful lives used are as follows:

Machinery and equipment	5-7 years
Computer equipment	3 years
Furniture and fixtures	7 years

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

Normal repairs and maintenance are expensed as incurred, whereas significant changes that materially increase values or useful lives are capitalized and depreciated over the estimated useful lives of the related assets.

Equity Based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company uses the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and EITF No. 00-18 “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees” whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete.

Deferred Offering Costs

Deferred offering costs represent costs incurred in connection with the Company's current private placement. These costs will be offset against the proceeds from the private placement if the offering is successfully completed or will be expensed if the offering is abandoned.

Long-Lived Assets

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

As of October 31, 2007, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue which could result in impairment of long-lived assets in the future.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

Revenue Recognition

The Company is in the development stage and has not yet generated any sales. It is the Company’s intention that revenue will be recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably assured. Accordingly, revenue from product sales will be recognized upon shipment, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, or collectibility is not reasonably assured, revenue is recognized when such uncertainties are resolved.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109,  ”Accounting for Income Taxes” (“SFAS 109”). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of  events that have been recognized in the Company’s financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference  between the financial statement carrying amounts and tax bases f assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A  valuation allowance is recognized, if based on the weight of available evidence, it is more  likely than not that some portion or all of the deferred tax asset will not be realized.

Research and Development

Research and development costs relate to future products and are charged to operations. The Company's product candidates are at the research and development stage. They will require significant development activities and regulatory approvals before they can become commercial products.

Fair Values of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires  disclosure of fair value information about financial instruments when it is practicable to estimate their value. Management believes that the carrying amounts of the Company’s  financial instruments, consisting primarily of cash and cash equivalents, trade payables, and  payroll liabilities approximated their fair values as of year end due to their short-term  nature.

Recent Accounting Pronouncements

In July 2006, the FASB issued interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes,” which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Accordingly, FIN 48 will be adopted commencing in the first quarter of the Company’s fiscal year 2008.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

In September 2006, the Financial Accounting Standards Board issued Statement No. 157 (“SFAS 157”), “Fair Value Measurements.” SFAS 157 establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159, which becomes effective for the Company on January 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The company does not anticipate that election, if any, of this fair-value option will have a material effect on its consolidated results of operations, financial position, or cash flows or disclosures.

NOTE 3 -	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Machinery and equipment	$4,775
Computer equipment	5,397
Leasehold improvements	2,440

12,612

Accumulated depreciation and amortization	(2,165)

Property and equipment, net	$10,447

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

Depreciation and amortization expense for the period from January 3, 2007 (“inception”) to October 31, 2007 totaled $2,165.

NOTE 4 -	SUBLICENSE AGREEMENT

The Company entered into a sublicensing agreement (“Canadian Sublicensing Agreement”) with Fortress Identification Cards, Ltd. (“Fortress”) on April 25, 2007 whereby the Company licensed for a 5 year licensing period certain patents and security card intellectual property, on a royalty free basis, in exchange for 3,500,000 shares of the Company’s common stock. The Canadian Sublicensing Agreement was valued at $228,000 based on management assessment which involved obtaining an independent valuation. The sublicensing agreement consists of the exclusive utilization of the intellectual property associated with Landqart AG’s security cards for the territory of Canada, and the term of the agreement shall be through the expiration of the final patent licensed under this agreement. Additionally, the Company is required to expend a minimum amount of research and development budgeted at $2,000,000 to improve the licensed technology during the initial five (“5”) years of the Canadian Sublicensing Agreement.

Sublicense agreement consists of the following:

Sublicense agreement	$228,000

Accumulated amortization	(16,286)

Sublicense agreement, net	$211,714

The Company is amortizing the value of the Canadian Subleasing Agreement over a seven year period, managements estimate of the useful life of the agreement. Amortization expense for the period from January 2, 2007 (“inception”) to October 31, 2007 totaled $16,286.

NOTE 5 -	STOCK BASED COMPENSATION

On May 1, 2007, the Company adopted the Equity Participation Plan (the “Plan”), which  provides for the issuance of incentive stock options and nonqualified stock options to key  employees, independent directors of, and consultants to the Company. The Board of  Directors administers the Plan, approves the individuals to whom options will be granted,  determines the number of options to be granted, and sets the term and exercise price of  each option. Generally, the Plan provides for options to be granted at fair market value on the date of grant. The term of the options granted under the Plan cannot be greater  than ten years, or five years for certain optionees who have certain level of ownership in the Company. Options granted generally vest twenty-five (“25”) percent after one year, with the remaining vesting evenly on each of the next three years. An aggregate of 3,400,000 shares of common stock has been reserved for issuance under the plan.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

Activity under the Plan is as follows:

	Options Outstanding	Option Price Per Share	Weighted Average Exercise Price
Options outstanding at January 3, 2007	0	$0.00	$0.00
Granted	1,000,000	$0.30	$0.30
Exercised	0	$0.00	$0.00
Forfeited	0	$0.00	$0.00

Options outstanding at October 31, 2007	1,000,000		$0.30

On May 1, 2007, the Company granted options to purchase a total of 1,000,000 shares of common stock at $0.30 per share to its chief executive officer. The fair value of the options is measured on the grant date and is recognized over the vesting period. The options vest over the two years from the date of grant and expire May 1, 2017. The options were valued at $182,608, the fair value of the stock on the date granted determined using a Black-Scholes pricing model with the following assumptions: expected volatility of 50.00%, average risk free rate of 4.75%, dividend yield of 0.00%, and expected life of 8 years. The weighted average fair value of options granted during the year was $0.183. The Company recognized $45,644 of compensation expense from the date the options were granted through October 31, 2007 related to the fair value of the vested options.

The following table summarizes information regarding options outstanding and exercisable  as of October  31, 2007.
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding as of October 31, 2007	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable as of October 31, 2007	Weighted- Average Exercise Price
$0.30	1,000,000	3.5	$0.30	1,000,000	$0.30

As of October 31, 2007, the Company had not yet recognized compensation cost totaling  approximately $139,964 on non-vested awards. The weighted average period over which  this will be recognized is 3.5 years.

NOTE 6 -	COMMITMENTS AND CONTINGENCIES

Employment Agreement

The Company entered into an employment agreement with an executive (“Executive”), to serve as the President of the Company on January 3, 2007. The agreement is effective through December 31, 2008, with automatic one year extensions unless terminated at least sixty (“60”) days prior to the end of the current annual contract term. The Executive will earn an annual salary of $120,000, subject to review and increase on no less than an annual basis. The Executive is also able to earn an annual cash bonus of up to $50,000, based on obtaining pre-determined goals and objectives for the year. The Executive was given the following rights relative to the participation in equity ownership of the Company:

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

-	The right to purchase 500,000 shares of the Company’s common stock in exchange for a note receivable of $50,000,
-	A grant of one million stock options exercisable at $0.30 per share (valued at $182,608-See Note 6), and
-	A grant of 500,000 shares of restricted common stock of the Company, which vests according to a schedule of specific milestones, none of which had occurred as of October 31, 2007.

The employment agreement also includes a severance package, upon Executive’s termination by the Company without cause. The severance package includes a requirement to provide the Executive six months notice of the termination, a severance payment equal to the Executive’s base salary for twelve months, plus one month for each full year the Executive was employed past the first anniversary of employment. The package also includes a prorated bonus pursuant to the bonus plan or bonus arrangement for Executive in effect at the time of her termination and all stock options granted to Executive will immediately vest upon the date of the notice of termination.

Operating Leases

The Company leases its office at 2101 Rosecrans Avenue, Suite 4240, El Segundo, California, from Continental Development Corp., under an operating lease that expires February 28, 2009. Total rent and lease expense charged to operations for the period from January 3, 2007 (“inception”) to October 31, 2007 was $38,457. The Company is also obliged to pay real estate taxes, general liability insurance, property insurance and periodic rent escalation.

Aggregate future minimum rental payments for each of the remaining years are as follows:

Years Ending October 31,

2008	$53,127
2009	7,653

Total	$60,781

401K PLAN

The Company maintains a 401(k) Plan. All employees are eligible to participate and can contribute money into the plan on a tax deferred basis, subject to IRS limitations. The Company can make discretionary contributions to the plan. There were no discretionary contributions for the period from January 3, 2007 (inception) through October 31, 2007.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

NOTE 7 -	INCOME TAXES

The Company did not provide for any Federal or state income tax expense during the period from January 3, 2007 (inception) through October 31, 2007 as a result of the availability of net operating loss carryforward. As of October 31, 2007, the Company has provided a 100% valuation allowance with respect to such Federal and state net operating loss carryforwards, as it cannot determine that it is more likely than not that it will be able to realize such deferred tax assets. This valuation allowance represents the difference in the Company’s effective income tax of 0% and the Federal statutory income tax rate of 34% for the period from January 3, 2007 (inception) through October 31, 2007.

As of October 31, 2007, for Federal and state income tax purposes, the Company had approximately $750,000 in net operating loss carryforwards expiring through 2023. Internal Revenue Code Section 382 substantially restricts the ability of a corporation to utilize existing net operating losses in the event of a defined "ownership change". The Company has determined that there will likely be significant limitations on its ability to utilize its net operating loss carryforwards in future periods for Federal income tax purposes due to such ownership changes.

NOTE 8 -	SUBSEQUENT EVENTS

Exchange Agreement and Private Placement

The Company entered into an Exchange Agreement with Sterling Gold Corp. (“Sterling”) during January 2008 whereby the shareholders of the Company will receive one common share of Sterling in exchange for each share of common stock of the Company owned by them. The Exchange Agreement is expected to close in January, 2008. The transaction will be accounted for as a reverse merger (recapitalization) with iDcentrix deemed to be the accounting acquirer and Sterling deemed to be the legal acquirer. In conjunction with the Exchange Agreement, the Company has raised approximately $2,100,000 in exchange for shares of the Company’s common stock. The sale of the Company’s common stock was conducted through agents and is contemplated to close concurrently with the closing of the Exchange Agreement (“Private Placement”).

Sublicensing Agreement

The Company entered into a sublicensing agreement (“Worldwide Sublicensing Agreement”) with Fortress, a shareholder in the Company, in January 2008 whereby the Company licensed certain patents and security card intellectual property, on a royalty free basis, in exchange for 6,500,000 shares of the Company’s common stock. The sublicensing agreement consists of the utilization of the intellectual property associated with Landqart AG’s security cards for the territories of the United States and Mexico, on an exclusive basis, and the rest of the world on a non-exclusive basis. The term of the agreement shall be through the expiration of the final patent licensed under this agreement. Additionally, the Company is required to expend a minimum amount of research and development to improve the licensed technology during the initial five (“5”) years of the Worldwide Sublicensing Agreement, and the agreement will become effective only after the Company completes a private placement of at least $2,000,000. The Company will record the value of the sublicense at the related parties’ basis rather than fair value based on the significance of ownership by the shareholder before and after the transaction. The Company believes the shareholder’s accounting basis is nil.

IDCENTRIX
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 3, 2007 (INCEPTION) TO OCTOBER 31, 2007

Registration Rights Agreement

In conjunction with the Canadian and Worldwide Sublicensing Agreements, the Company also signed a Registration Rights Agreement with Fortress. Per such agreement, the Company is required to register Fortress’s common shares of the Company in 2,500,000 increments, with (a) the registration statement for such initial tranche required to be filed no later than ninety (“90”) days subsequent to the effective date of the Exchange Agreement, and (b) the effective date of such filed registration statement to be no later than one hundred eighty (“180”) days subsequent to the effective date of the Exchange Agreement. Additionally, Fortress is permitted to request future registrations for its remaining shares in 2,500,000 share tranches in each anniversary relative to the initial registered tranche.

In the event that the Company does not (a) meet any of the registration deadlines discussed above, (b) does not maintain the effectiveness of a previously filed registration statement as required under this agreement or (c) does not meet other requirements discussed in the agreement, then the Company must pay damages to Fortress as defined in the agreement.

Board of Directors

Subsequent to October 31, 2007, the Company appointed three new members to its Board of Directors. In exchange for their services, these board members will in the aggregate receive 420,000 shares of the Company’s common stock, as well as cash payments from the Company for associated income taxes due from the vesting of such grants. The common stock commences vesting upon the closing of the Exchange Agreement discussed above, and continues vesting periodically through November 2009.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF
IDCENTRIX, INC. AND STERLING GOLD CORP.

The unaudited pro-forma financial statements set forth below reflect the closing of the exchange transaction between Sterling Gold Corp. (“Sterling”) and iDcentrix, Inc. (“Idcentrix” or “Company”) merged as of October 31, 2007, for Balance Sheet purposes as if the closing had occurred as of such date, and for the ten month period ending October 31, 2007 for Statements of Operations purposes, as if the closing had occurred as of the beginning of the period presented.

The unaudited pro-forma financial data and the notes thereto should be read in conjunction with each of the Registrant's and iDcentrix’s historical financial statements. The unaudited pro-forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited pro-forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

IDCENTRIX, INC. AND STERLING GOLD CORP.
PRO FORMA BALANCE SHEET
OCTOBER 31, 2007
(UNAUDITED)

			Pro Forma
	Idcentrix	Sterling	Adjustments		Total

Cash	127,112	574,683	1,886,264	a	2,296,059
			(250,000	)c
			(42,000	)e
Accounts Receivable	-				-
Inventory	-				-
Other Current Assets	9,883				9,883

Total	136,995	574,683	1,594,264		2,305,942

Fixed Assets	10,447				10,447
Other Assets	238,562		(15,000	)a	223,562

Total Assets	386,004	574,683	1,579,264		2,539,951

Accounts payable	208,401	3,100			211,501
Accrued expenses	65,153	1,529			66,682
Notes payable	-	52,000			52,000

Total	273,554	56,629	-		330,183

L-T debt	-				-

Total Liabilities	273,554	56,629	-		330,183

Common Stock	850	184	284	a	3,165
			650	b
			1,164	c
			25	d
			8	e
Additional Paid In Capital	979,087	719,116	1,870,980	a	3,366,590
			(650	)b
			(452,410	)c
			187,475	d
			62,992	e
Stock subscription	(50,000)	-	-		(50,000)
Retained earnings	(817,487)	(201,246)	201,246	c	(1,109,987)
			(187,500	)d
			(105,000	)e

Total Liabilities and Equity	386,004	574,683	1,579,264		2,539,951

Pro Forma Adjustments:

(a) To account for the net proceeds from the private placment, closing concurrent with the share exchange, in which the Company sold 2,842,000 common shares at $0.75 per share.

(b) To account for the issuance of 6,500,000 shares to a third party in exchange for a technology license agreement. As the third party represented a signficant shareholder of the Company prior to the effectiveness of this license agreement, the agreement has been assigned a value of $0, representing the carrying value of such license on the licensor's accounting records.

(c) To adjust the accounts of the companies to reflect the reverse merger resulting in Idcentrix as the accounting acquiror, including the deduction of reverse merger costs of approximately $250,000.

(d) To account for the vesting of restricted common stock issued to an executive of the Company.

(e) To account for the vesting, and the reimbursement of the associated personal income taxes, of restricted common stock issued to the directors of the Company.

IDCENTRIX, INC. AND STERLING GOLD CORP.
STATEMENT OF OPERATIONS
FOR THE TEN MONTHS ENDED OCTOBER 31, 2007
(UNAUDITED)

			Pro Forma
	Idcentrix	Sterling	Adjustments		Total
Revenues	-	-	-		-

Operating Expenses	819,739	65,046	187,500	a	1,072,285
			105,000	b

Net Operating Loss	(819,739)	(65,046)	(187,500)		(1,072,285)

Other Income(Expense)	2,252	(3,920)			(1,668)

Net Loss	(817,487)	(68,966)	(187,500)		(1,073,953)

(a) To account for the vesting of restricted common stock issued to an executive of the Company.

(b) To account for the vesting, and the reimbursement of the associated personal income taxes, of restricted common stock issued to an executive of the Company.

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING GOLD CORP. (Registrant)

Dated: February 6, 2008	By:	/s/ Francine Dubois
Francine Dubois Chief Executive Officer